Exhibit 4.8

                                                             EXECUTION VERSION

                              Dated 26 March 2001


                               NORTHERN ROCK PLC
                    as Cash Manager, Seller and Beneficiary


                       GRANITE FINANCE TRUSTEES LIMITED
                             as Mortgages Trustee


                        GRANITE FINANCE FUNDING LIMITED
                                as Beneficiary


                       GRANITE FINANCE FUNDING 2 LIMITED
                                as Beneficiary


                                    - and -


                             THE BANK OF NEW YORK
              as Security Trustee and Funding 2 Security Trustee






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                    TENTH AMENDED CASH MANAGEMENT AGREEMENT

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                                 SIDLEY AUSTIN
                                 -------------
                                        SIDLEY

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                                   CONTENTS



1.       Definitions and Interpretation.......................................4

2.       Appointment of Cash Manager..........................................5

3.       The Services.........................................................6

4.       Payments, Accounts, Ledgers..........................................7

5.       Early Repayment Charges.............................................23

6.       No Liability........................................................23

7.       Costs and Expenses..................................................23

8.       Information.........................................................23

9.       Remuneration........................................................27

10.      Covenants, Representations and Warranties of the Cash Manager.......27

11.      Services Non-Exclusive..............................................28

12.      Termination.........................................................28

13.      Further Assurances..................................................32

14.      Miscellaneous.......................................................33

15.      Confidentiality.....................................................34

16.      No Partnership......................................................34

17.      Assignment..........................................................34

18.      The Funding Security Trustees.......................................35

19.      New Intercompany Loan Agreements....................................36

20.      Non Petition Covenant; Limited Recourse.............................36

21.      Amendments and Waiver...............................................38

22.      Notices.............................................................39

23.      Third Party Rights..................................................40

24.      Execution in Counterparts; Severability.............................40

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25.      Governing Law and Submission to Jurisdiction........................40

SCHEDULE 1 The Cash Management Services......................................42

SCHEDULE 2 Cash Management and Maintenance of Ledgers........................47

SCHEDULE 3A Form of Mortgages Trustee Quarterly Report.......................70

SCHEDULE 3B Form of Funding Quarterly Report.................................71

SCHEDULE 3C Form of Funding 2 Quarterly Report...............................74

SCHEDULE 4 Cash Manager Representations and Warranties.......................77


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THIS AGREEMENT IS MADE ON 26 MARCH, 2001 AND AMENDED AND RESTATED PURSUANT TO
THE DEEDS OF AMENDMENT AND RESTATEMENT DATED 23 JULY 2001, 27 JANUARY 2003, 24 SEPTEMBER 2003, 28 JANUARY 2004, 26 MAY 2004, 19 JANUARY 2005, 24 AUGUST 2005,
23 DECEMBER 2005, 19 JANUARY 2007 AND 17 MAY 2007 BETWEEN:

(1) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its separate capacities as Cash Manager, Seller and as a Beneficiary;

(2) GRANITE FINANCE TRUSTEES LIMITED (registered number 79309), a private limited company incorporated under the laws of Jersey, Channel Islands whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands in its capacity as Mortgages Trustee;

(3) GRANITE FINANCE FUNDING LIMITED (registered number 79308), a private limited company incorporated under the laws of Jersey, Channel Islands having its principal place of business in the United Kingdom at 68 King William Street, London EC4N 7DZ in its separate capacities as Funding and a Beneficiary;

(4) GRANITE FINANCE FUNDING 2 LIMITED (registered number 5249387), a private limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX in its separate capacities as Funding 2 and a Beneficiary; and

(5) THE BANK OF NEW YORK a New York banking corporation acting through its office at 40th Floor, One Canada Square, London E14 5AL in its separate capacities as Security Trustee and Funding 2 Security Trustee.

WHEREAS:

(A) On the Initial Closing Date the First Issuer will issue the First Issuer Notes constituted by the First Issuer Trust Deed. From the proceeds of the issue of those First Issuer Notes, the First Issuer shall make a loan to Funding pursuant to the terms of the First Issuer Intercompany Loan Agreement. From the proceeds of that loan, Funding shall pay the Initial Contribution to the Mortgages Trustee as consideration in part for the Initial Funding Share of the Trust Property, which funds will be used by the Mortgages Trustee to pay to the Seller the Initial Purchase Price for the sale and assignment by the Seller to the Mortgages Trustee of the Initial Mortgage Portfolio pursuant to the Mortgage Sale Agreement.

(B) On the Funding 2 Programme Date, Funding 2 acquired a portion of the Seller's beneficial interest in the Mortgages Trust Deed and became party to the Mortgages Trust Deed.

(C) The Cash Manager is willing to provide Cash Management Services to the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee on the terms and subject to the conditions contained in this Agreement.

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IT IS HEREBY AGREED as follows:

1.    Definitions and Interpretation

1.1 The provisions of the Programme Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy on 19 January, 2005 (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement.

1.2 Any reference in this Agreement to any discretion, power or right on the part of the Mortgages Trustee shall be as exercised by the Mortgages Trustee only as directed by the Beneficiaries but subject in each case to the provisions of the Mortgages Trust Deed and the Controlling Beneficiary Deed.

1.3 In addition to the provisions of the Programme Master Definitions Schedule, the following words and expressions used in this Agreement shall the meanings set out below.

      "Funding Basis Rate Swap Agreement" means each of the ISDA Master Agreements, Schedules and Confirmations thereto each entered into on or about 23 December 2005 and any Credit Support Annexes or other credit support documents entered into at any time among Funding and the Funding Basis Rate Swap Provider and/or any credit support provider and shall include any additional basis rate swap agreement entered into by Funding from time to time in accordance with the Transaction Documents;

      "Funding Basis Rate Swap Provider" means Northern Rock and/or, as applicable, any other basis rate swap provider appointed from time to time by Funding in accordance with the Transaction Documents;

      "Funding Basis Rate Swaps" means the swap transactions as documented under the Funding Basis Rate Swap Agreements;

      "Funding Swap Collateral" means any asset (including, without limitation, Cash and/or securities) delivered to Funding by the Funding Basis Rate Swap Provider in accordance with the terms of any of, the Funding Basis Rate Swap Agreements in respect of the Funding Basis Rate Swap Provider's obligations under such Funding Basis Rate Swap Agreement;

      "Funding Swap Collateral Accounts" means the Funding Swap Collateral Cash Account and the Funding Swap Collateral Securities Account;

      "Funding Swap Collateral Cash Account" means an account opened in the name of Funding for the purpose of holding Funding Swap Collateral in Cash and maintained in accordance with the terms of the Cash Management Agreement;

      "Funding Swap Collateral Ledger" means the ledger maintained by the Cash Manager in the books of Funding in accordance with Clause 4.3 (Funding Ledgers) of the Cash Management Agreement;


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      "Funding Swap Collateral Securities Account" means a securities account opened in the name of the Funding for the purpose of holding Funding Swap Collateral in the form of securities and maintained in accordance with the terms of the Cash Management Agreement; and

      "Funding Swap Replacement Premium" means any payment received from a replacement swap provider upon entry into an agreement with such replacement swap provider replacing a Funding Basis Rate Swap Agreement.

2.    Appointment of Cash Manager

2.1 Appointment: Until termination pursuant to Clause 12 (Termination) herein, the Mortgages Trustee, Funding and the Security Trustee (according to their respective estates and interests) each hereby appoints the Cash Manager as its lawful agent to provide the Cash Management Services set out in this Agreement and the Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.

2.2 Appointment by Funding 2: Until termination pursuant to Clause 12 (Termination) herein, Funding 2 (according to its estates and interests) hereby appoints the Cash Manager as its lawful agent to provide the Cash Management Services set out in this Agreement and the Cash Manager hereby accepts such appointment on the terms and subject to the conditions of this Agreement. The Funding 2 Security Trustee consents to the appointment of the Cash Manager on the terms of and subject to the conditions of this Agreement.

2.3 Duties prescribed by Transaction Documents: For the avoidance of doubt and in connection with the powers conferred under Clause 2.1 (Appointment) and Clause 2.2 (Appointment by Funding 2), save as expressly provided elsewhere in this Agreement, nothing herein shall be construed so as to give the Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Transaction Documents.

2.4 Appointment conditional upon issuance of First Issuer Notes: The appointment pursuant to Clause 2.1 (Appointment) is conditional upon the issue of the First Issuer Notes and the making of the First Issuer Intercompany Loan under the First Issuer Intercompany Loan Agreement and shall take effect upon and from the Initial Closing Date automatically without any further action on the part of any person, PROVIDED THAT, if the issue of the First Issuer Notes by the First Issuer has not occurred by 30 April 2001, or such later date as the First Issuer and the Lead Manager may agree, this Agreement shall cease to be of further effect.

2.5   Appointment by Funding 2 Conditional: The appointment pursuant to Clause
      2.2 (Appointment by Funding 2) herein is conditional upon the acquisition by Funding 2 from the Seller of a portion of the Seller's beneficial interest in the Mortgages Trust pursuant to the Seller (Mortgages Trust) Assignment Agreement and shall take effect upon and from the Funding 2 Programme Date automatically without any further action on the part of any person PROVIDED THAT if Funding 2 has not acquired from the Seller a portion of the Seller's beneficial interest in the Mortgages Trust by


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      31 January, 2005, or such later date as Funding 2 and the Seller may agree, the appointment of the Cash Manager as agent of Funding 2 under Clause 2.2 (Appointment by Funding 2) shall not take effect.

3.    The Services

3.1 General: The Cash Manager shall provide the services set out in this Agreement (including, without limitation, Schedules 1 and 2 attached hereto) (the "Cash Management Services").

3.2 Approvals and authorisations: The Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the respective businesses of the Mortgages Trustee and each Funding Beneficiary and shall prepare and submit, or procure the preparation and submission of, on behalf of the Mortgages Trustee and each Funding Beneficiary, all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the respective businesses of the Mortgages Trustee and each Funding Beneficiary and shall, so far as it reasonably can do so, perform the Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

3.3 Compliance with Transaction Documents, etc.: The Cash Management Services shall include procuring (so far as the Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Mortgages Trustee and each Funding Beneficiary with all applicable legal requirements and with the terms of the Transaction Documents to which each of the Mortgages Trustee and/or and each Funding Beneficiary (respectively) is a party, PROVIDED THAT the Cash Manager shall not lend or provide any sum to the Mortgages Trustee or any Funding Beneficiary (other than as expressly contemplated by the Transaction Documents) and the Cash Manager shall have no liability whatsoever to the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee, to any other person for any failure by the Mortgages Trustee or any Funding Beneficiary to make any payment due by any of them under any of the Transaction Documents (other than to the extent arising from (i) the Cash Manager failing to make a payment in its capacity as Administrator, or in any other capacity under the Transaction Documents, or (ii) the Cash Manager failing to perform any of its obligations under any of the Transaction Documents).

3.4   Liability of Cash Manager:

      (a) The Cash Manager shall indemnify each of the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee on demand for any loss, liability, claim, expense or damage suffered or incurred by any of them in respect of the negligence, bad faith or wilful default of the Cash Manager in carrying out its functions as Cash Manager under this Agreement or under the other Transaction Documents or as a result of a breach by the Cash Manager of the terms and provisions of this Agreement or such other Transaction Documents to which the Cash Manager is a party (in its capacity as such) in relation to such functions.

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      (b)   For the avoidance of doubt, the Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Mortgages Trustee, each Funding Beneficiary or each Funding Security Trustee and/or any other person as a result of the proper performance of the Cash Management Services (as defined in Clause 3.1 (General)) by the Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, bad faith or wilful default of the Cash Manager under, or as a result of, a breach by the Cash Manager of the terms and provisions of this Agreement or any of the other Transaction Documents to which the Cash Manager is a party (in its capacity as such) in relation to such functions.

4.    Payments, Accounts, Ledgers

4.1   Establishment of Bank Accounts:

      (a) The Cash Manager hereby confirms that the Mortgages Trustee GIC Account has been established on or before the date hereof pursuant to the Bank Account Agreement and the Mortgages Trustee Guaranteed Investment Contract and that the Mortgages Trustee GIC Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Mortgages Trustee GIC Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Mortgages Trustee GIC Account (but without prejudice to the Mortgages Trust and the other Transaction Documents).

      (b) The Cash Manager hereby confirms that the Mortgages Trustee Transaction Account has been established on or before the date hereof pursuant to the Bank Account Agreement and that the Mortgages Trustee Transaction Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Mortgages Trustee Transaction Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Mortgages Trustee Transaction Account (but without prejudice to the Mortgages Trust and the other Transaction Documents).

      (c) The Cash Manager hereby confirms that the Funding GIC Account has been established on or before the date hereof pursuant to the Bank Account Agreement and the Funding Guaranteed Investment Contract and that the Funding GIC Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Funding GIC Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding GIC Account other than as created under or permitted pursuant to the Funding Deed of Charge.


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      (d)   The Cash Manager hereby confirms that the Funding Transaction
            Account has been established on or before the date hereof pursuant to the Bank Account Agreement and that the Funding Transaction Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Funding Transaction Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding Transaction Account other than as created under or permitted pursuant to the Funding Deed of Charge.

      (e) The Cash Manager hereby confirms that the Funding (First Issuer) GIC Account has been established on or before the date hereof pursuant to the Funding (First Issuer) Bank Account Agreement and the Funding (First Issuer) Guaranteed Investment Contract and that the Funding (First Issuer) GIC Account Mandate in the agreed form will apply thereto at the Initial Closing Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Initial Closing Date the Funding (First Issuer) GIC Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding (First Issuer) GIC Account other than as created under or permitted pursuant to the Funding Deed of Charge.

      (f) The Cash Manager hereby confirms that the Funding 2 GIC Account has been established on or before the Funding 2 Programme Date pursuant to the Funding 2 Bank Account Agreement and the Funding 2 Guaranteed Investment Contract and that the Funding 2 GIC Account Mandate in the agreed form will apply thereto at the Funding 2 Programme Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Funding 2 Programme Date the Funding 2 GIC Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding 2 GIC Account other than as created under or permitted pursuant to the Funding 2 Deed of Charge.

      (g) The Cash Manager hereby confirms that the Funding 2 Transaction Account has been established on or before the Funding 2 Programme Date pursuant to the Funding 2 Bank Account Agreement and that the Funding 2 Transaction Account Mandate in the agreed form will apply thereto at the Funding 2 Programme Date. The Cash Manager undertakes (to the extent to which the same is within its control) that at the Funding 2 Programme Date the Funding 2 Transaction Account will be operative and that the Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Funding 2 Transaction Account other than as created under or permitted pursuant to the Funding 2 Deed of Charge.

      (h) On each occasion that Funding enters into an Intercompany Loan Agreement, the Cash Manager undertakes to establish a separate Funding (Issuer) GIC Account in respect of the applicable Funding Issuer to which amounts in respect of any Issuer Reserve Fund and Issuer Liquidity Reserve Fund (if any) of such Issuer will be credited.


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      (i)   On each occasion that a Funding Beneficiary enters into an
            Intercompany Loan Agreement (or, in the case of Funding 2, is the recipient of a Loan Tranche under an existing Funding 2 Intercompany Loan Agreement), then the Cash Manager, the Seller, each Funding Beneficiary, each Funding Security Trustee and the Mortgages Trustee shall execute such amendments to this Agreement as may be necessary to reflect the establishment of any bank account for such Funding Beneficiary.

4.2   Mortgages Trustee Ledgers:

      (a) The Cash Manager shall open and maintain in the books of the Mortgages Trustee the following ledgers on behalf of the Mortgages
            Trustee:

            (i) the Principal Ledger, which shall separately reflect all Principal Receipts standing to the credit of each of the Mortgages Trustee GIC Account and the Mortgages Trustee Transaction Account from time to time and distribution of the same to the Beneficiaries;

            (ii) the Revenue Ledger, which shall separately reflect all Revenue Receipts standing to the credit of each of the Mortgages Trustee GIC Account and the Mortgages Trustee Transaction Account from time to time and distribution of the same to the Beneficiaries;

            (iii) the Losses Ledger, which shall record Losses on the Mortgage
                  Portfolio;

            (iv) the Funding Share/Funding 2 Share/Seller Share Ledger which shall record the Funding Share, the Funding 2 Share, the Seller Share, the Funding Share Percentage, the Funding 2 Share Percentage and the Seller Share Percentage of the Trust Property;

            (v) the Overpayments Ledger, which will reflect each Revenue Receipt and/or Principal Receipt paid by a Borrower in excess of the amount required with respect to the relevant Mortgage Loan (and in the case of any non-Flexible Mortgage Loan any payment which is not a Capital Payment), which shall be divided into (A) the Non-Flexible Overpayments Sub Ledger to record Overpayments on Non-Flexible Mortgage Loans and (B) the Flexible Overpayments Sub Ledger to record Overpayments on Flexible Mortgage Loans, in each case as received into and paid out of the Mortgages Trustee GIC Account from time to time;

            (vi) the Non-Flexible Underpayments Ledger, which shall record Underpayments on Non-Flexible Mortgage Loans from time to time;

            (vii) the Re-Draws Ledger, which will record Re-Draws on the
                  Flexible Mortgage Loans and which shall be divided into (A) the Cash Re-Draws Sub Ledger to record Cash Re-Draws made in respect of Flexible Mortgage Loans and (B) the Non-Cash Re-Draws Sub Ledger



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                  to record Non-Cash Re-Draws made in respect of Flexible
                  Mortgage Loans;

           (viii) the Contributions Ledger, which will be divided into sub ledgers to record the making of Contributions to the Mortgages Trustee pursuant to the Mortgages Trust Deed by each of the Funding Beneficiaries and the Seller and the application of such Contributions in accordance with the terms of the Mortgages Trust Deed by:

                  (A)   the payment by the Mortgages Trustee to the Seller of
                        (1) amounts of Initial Purchase Price for the sale of any New Mortgage Portfolio which is acquired by the Mortgages Trustee from the Seller under the provisions of Mortgage Sale Agreement (2) amounts of Deferred Purchase Price in accordance with the Mortgage Sale Agreement or (3) amounts of any Special Distribution in accordance with the Mortgages Trust Deed;

                  (B) the payment by the Mortgages Trustee to Funding of amounts of any Special Distribution in accordance with the Mortgages Trust Deed; and

            (ix) the Further Draws Ledger, which will record Further Draws on Personal Secured Loans from time to time.

      (b) The Cash Manager shall make credits and debits to the Mortgages Trustee Ledgers in the manner described in paragraphs 10, 11, 12, 13, 14, 31, 32, 33 and 34 of Schedule 2 hereto.

4.3   Funding Ledgers:

      (a) The Cash Manager shall open and maintain in the books of Funding the following ledgers on behalf of Funding:

            (i) the Issuer Reserve Fund Ledger of any Funding Issuer, which shall record the amount credited to the Issuer Reserve Fund of such Issuer on the related Closing Date, and subsequent withdrawals and deposits in respect of such Issuer Reserve Fund;

            (ii) the Issuer Liquidity Reserve Ledger of any Funding Issuer, if any, which shall record the amount credited to the Issuer Liquidity Reserve Fund from time to time of such Issuer, and subsequent withdrawals and deposits in respect of such Issuer Liquidity Reserve Fund;

            (iii) the Funding Principal Ledger, which shall separately reflect all Funding Principal Receipts received by Funding on each Distribution Date and all Funding Principal Receipts standing to the credit of each Funding Bank Account, and the following sub-ledgers:


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                  (A)   the Group 1 Principal Sub-Ledger which shall record
                        receipts and payments of Funding Principal Receipts allocable to Group 1; and

                  (B) the Group 2 Principal Sub-Ledger which shall record receipts and payments of Funding Principal Receipts allocable to Group 2;

            (iv) the Funding Principal Deficiency Ledger, which shall reflect the aggregate position of the Issuer Principal Deficiency Ledgers of all Funding Issuers as to Losses on the Mortgage Loans and the application of Funding Available Principal Receipts to fund Issuer Liquidity Reserve Funds;

            (v) the Funding Revenue Ledger, which shall separately reflect all Funding Revenue Receipts received by Funding on each Distribution Date and all Funding Revenue Receipts standing to the credit of each Funding Bank Account, (other than any Funding Swap Collateral Account) and the following sub-ledgers:

                  (A) the Funding Expense Sub-Ledger which shall record receipts and payments of Funding Revenue Receipts allocable to the payment of expenses;

                  (B) the Group 1 Revenue Sub-Ledger which shall record receipts and payments of Funding Revenue Receipts allocable to Group 1; and

                  (C) the Group 2 Revenue Sub-Ledger which shall record receipts and payments of Funding Revenue Receipts allocable to Group 2;

            (vi) the Funding Reserve Ledger, which shall record the amount credited to the Funding Reserve Fund from time to time, and subsequent withdrawals and deposits in respect of the Funding Reserve Fund; and

            (vii) the Funding Intercompany Loan Ledger, which shall be divided into segregated sub ledgers each of which shall record payments of interest and fees and repayments of principal made under each Funding Intercompany Loan.

            (viii) the Funding Swap Collateral Ledger to record all payments, deliveries, transfers and receipts in connection with Funding Swap Collateral, including, without limitation:

                  (A) the delivery of any Funding Swap Collateral to Funding by the Funding Basis Rate Swap Provider;


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                  (B)   the receipt of any income or distributions in respect
                        of such Funding Swap Collateral and the payment of such income or distributions to the Funding Basis Rate Swap Provider;

                  (C) the return of all, or any part of, such Funding Swap Collateral to the Funding Basis Rate Swap Provider; and

                  (D) the payment or transfer of all, or any part of, such Funding Swap Collateral to the Funding GIC Account or the Funding Swap Collateral Account,

                  provided that the Funding Swap Collateral Ledger shall only be established in the event that the Funding Basis Rate Swap Provider pays or transfers Funding Swap Collateral to Funding in accordance with the Funding Basis Rate Swap Agreement.

      (b) The Cash Manager shall make credits and debits to the Funding Ledgers in accordance with the provisions of paragraphs 15 through 21 of Schedule 2 hereto.

4.4   Funding 2 Ledgers:

      (a) The Cash Manager shall open and maintain in the books of Funding 2 the following ledgers on behalf of Funding 2:

            (i) the Funding 2 Principal Ledger, which shall separately reflect all Funding 2 Principal Receipts received by Funding 2 on each Distribution Date (other than any Funding 2 Principal Receipts constituting the Cash Accumulation Requirement) and all Funding 2 Principal Receipts standing to the credit of the Funding 2 Bank Accounts (other than any Funding 2 Principal Receipts credited to the Funding 2 Cash Accumulation Ledger);

            (ii) the Funding 2 Cash Accumulation Ledger which shall separately reflect all Funding 2 Principal Receipts standing to the credit of the Funding 2 Bank Accounts in respect of the Cash Accumulation Requirement;

            (iii) the Funding 2 Principal Deficiency Ledger, which shall comprise five sub-ledgers to be known as the AAA Principal Deficiency Sub-Ledger, the AA Principal Deficiency Sub-Ledger, the A Principal Deficiency Sub-Ledger, the BBB Principal Deficiency Sub-Ledger and the BB Principal Deficiency Sub-Ledger, and which shall record (A) any principal deficiencies arising from Losses on the Mortgage Loans which have been allocated to Funding 2, (B) the application of Funding 2 Available Principal Receipts to meet any deficiency in Funding 2 Available Revenue Receipts,
                  (C) the application of Funding 2 Available Principal Receipts to fund the Funding 2 Liquidity Reserve Fund and
                  (D) the application of Funding 2 Available Revenue Receipts



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                  to be applied to reduce the balances on the Funding 2
                  Principal Deficiency Ledger;

            (iv) the Funding 2 Revenue Ledger, which shall separately reflect all Funding 2 Revenue Receipts received by Funding 2 on each Distribution Date, and all Funding 2 Revenue Receipts standing to the credit of each Funding 2 Bank Account (other than any Funding 2 Swap Collateral Account);

            (v) the Funding 2 Reserve Ledger, which shall record the amount credited to the Funding 2 Reserve Fund from time to time, and subsequent withdrawals and deposits in respect of the Funding 2 Reserve Fund;

            (vi) the Funding 2 Liquidity Reserve Ledger, which shall record the amount credited to the Funding 2 Liquidity Reserve Fund from time to time, and subsequent withdrawals and deposits in respect of the Funding 2 Liquidity Reserve Fund provided that the Funding 2 Liquidity Reserve Ledger shall only be established in the event that Funding 2 is required to do so pursuant to the terms of the Funding 2 Deed of Charge;

            (vii) the Funding 2 Liquidity Facility Ledger which shall record all drawings and repayments in respect of any Funding 2 Liquidity Facility provided that the Funding 2 Liquidity Facility Ledger shall only be established in the event that Funding 2 enters into a Funding 2 Liquidity Agreement;

           (viii) the Funding 2 Swap Collateral Ledger to record all payments, deliveries, transfers and receipts in connection with Swap Collateral, including, without limitation:

                  (A) the delivery of any Swap Collateral to Funding 2 by the Funding 2 Basis Rate Swap Provider;

                  (B) the receipt of any income or distributions in respect of such Swap Collateral and the payment of such income or distributions to the Funding 2 Basis Rate Swap Provider;

                  (C) the return of all, or any part of, such Swap Collateral to the Funding 2 Basis Rate Swap Provider; and

                  (D) the payment or transfer of all, or any part of, such Swap Collateral to the Funding 2 GIC Account or the Funding 2 Swap Account,

                  provided that the Funding 2 Swap Collateral Ledger shall only be established in the event that the Funding 2 Basis Rate Swap Provider pays or transfers Swap Collateral to Funding 2 in accordance with the Funding 2 Basis Rate Swap Agreement; and

            (ix) the Funding 2 Intercompany Loan Ledger, which shall be divided into segregated sub-ledgers for each Loan Tranche, each of which shall:

                  (A) record the amounts allocated to Funding 2 to be applied in making the payments due under the applicable Loan Tranche;

                  (B) be further divided into separate sub-sub-ledgers to separately record (1) the Funding 2 Available Revenue Receipts allocated to make payments of interest and other amounts (other than principal) under the applicable Loan Tranche, and (2) the Funding 2 Available Principal Receipts allocated to make repayments of principal under the applicable Loan Tranche).

      (b) The Cash Manager shall make credits and debits to the Funding 2 Ledgers in accordance with the provisions of paragraphs 22 through 30 of Schedule 2 hereto.

4.5   Payments:

      Mortgages Trust

      (a) The Cash Manager shall procure that so far as it may be able in relation to all Mortgage Loans comprised in the Mortgage Portfolio, the following amounts are paid into the Mortgages Trustee Transaction Account:

            (i) all Monthly Payments, other interest received under and in respect of the Mortgage Loans and any costs or other amounts received under the Mortgage Loans (including in any such case amounts recovered on enforcement of rights against any Borrower or guarantor of the Borrower, any Mortgaged Property or any of the Borrower's or guarantor's other property or assets);

            (ii) all final releases and all repayments or prepayments of principal under the Mortgage Loans;

            (iii) any amount received by or on behalf of the Mortgages Trustee pursuant to any Insurance Policy; and

            (iv) any other amounts whatsoever received by or on behalf of the Mortgages Trustee on or after the Initial Closing Date,

      (b) The Cash Manager shall procure that the following amounts are credited to the Mortgages Trustee GIC Account:

            (i) from time to time upon written or electronic receipt of instructions from the Administrator, all amounts standing to the credit of the Mortgages Trustee Transaction Account; and

            (ii) all interest earned on any of (A) the Mortgages Trustee Transaction Account, (B) the Mortgages Trustee GIC Account and (C) all investment proceeds from Authorised Investments purchased from amounts standing to the credit of either the Mortgages Trustee Transaction Account or the Mortgages Trustee GIC Account.

      Funding

      (c) The Cash Manager shall procure that the following amounts are paid into the Funding GIC Account:

            (i) all Funding Principal Receipts, PROVIDED HOWEVER that any amounts recorded as a credit on the Non-Flexible Overpayments Sub-Ledger shall remain in the Mortgages Trustee GIC Account (save as otherwise provided in this Agreement);

            (ii)  all Funding Revenue Receipts; and

            (iii) any other amounts whatsoever received by or on behalf of
                  Funding after the Initial Closing Date (excluding Funding Swap Collateral),

            and the Cash Manager shall procure that all interest earned on the Funding GIC Account and the Funding Transaction Account and all investment proceeds from Authorised Investments purchased from amounts standing to the credit of such accounts are credited to the Funding GIC Account.

      (d) The Cash Manager shall procure that all interest earned on each Funding (Issuer) GIC Account and all investment proceeds from Authorised Investments purchased from amounts standing to the credit of such Funding (Issuer) GIC Account are credited to such account.

      (e) The Cash Manager shall procure that all transfers and withdrawals of amounts standing to the credit of the Funding Bank Accounts and the Funding Swap Collateral Accounts shall be made in accordance with the provisions of the Funding Deed of Charge.

      Funding 2

      (f) The Cash Manager shall procure that the following amounts are paid into the Funding 2 GIC Account:

            (i) all Funding 2 Principal Receipts, PROVIDED HOWEVER that any amounts recorded as a credit on the Non-Flexible Overpayments Sub Ledger shall remain in the Mortgages Trustee GIC Account (save as otherwise provided in this Agreement); and

            (ii)  all Funding 2 Revenue Receipts; and

            (iii) any other amounts whatsoever received by or on behalf of
                  Funding 2 after the Funding 2 Programme Date (excluding Swap Collateral), and the Cash Manager shall procure that all interest earned on the Funding 2 GIC Account and the Funding 2 Transaction Account and all investment proceeds from Authorised Investments purchased from amounts standing to the credit of such accounts are credited to the Funding 2 GIC Account.

      (g) The Cash Manager shall procure that all transfers and withdrawals of amounts standing to the credit of the Funding 2 Transaction Account, the Funding 2 GIC Account and the Funding 2 Swap Collateral Account shall be made in accordance with the provisions of the Funding 2 Deed of Charge.

      General

      (h) Each of the payments into the Mortgages Trustee Bank Accounts, the Funding Bank Accounts and the Funding 2 Bank Accounts referred to in Clauses 4.4(a) through (g) herein shall be made forthwith upon receipt by the Mortgages Trustee, Funding, Funding 2 or the Cash Manager, as the case may be, of the amount in question.

      (i) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Cash Manager may, and shall, withdraw Cash from, as the case may be, the Mortgages Trustee Bank Accounts, the Funding Bank Accounts or the Funding 2 Bank Accounts if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

      (j) The Cash Manager shall promptly notify each of the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee of any additional account which supplements or replaces any account specifically referred to in the definitions of the "Mortgages Trustee Transaction Account", the "Mortgages Trustee GIC Account", the "Funding Transaction Account", the "Funding GIC Account", any "Funding (Issuer) GIC Account", the "Funding 2 Transaction Account" or the "Funding 2 GIC Account" in the Programme Master Definitions Schedule.

      (k) Each of the Cash Manager and the Mortgages Trustee undertakes that, so far as it is able to procure the same, the Mortgages Trustee Bank Accounts and all instructions and Mandates in relation thereto will continue to be operative and will not, save as provided in Clause 4.7 (Cash Management) herein or as permitted pursuant to the Bank Account Agreement, be changed without the prior written consent of the Funding Security Trustees (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Cash Manager may change the Authorised Signatories in respect of any instructions or Mandates relating to the Mortgages Trustee Bank Accounts, without the prior written consent of the Funding Security Trustees, in accordance with Clause 4.2 (Amendment or Revocation) of the Bank Account Agreement.

      (l) Each of the Cash Manager and Funding undertakes that, so far as it is able to procure the same, the Funding Bank Accounts and all instructions and Mandates in relation thereto will continue to be operative and will not, save as provided in Clause 4.7 (Cash Management) herein or as permitted pursuant to the Bank Account Agreement or any Funding (Issuer) Bank Account Agreement, be changed without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Cash Manager may change the Authorised Signatories in respect of any instructions or Mandates relating to the Funding Bank Accounts without the prior written consent of the Security Trustee, in accordance with Clause 4.2 (Amendment or Revocation) of the Bank Account Agreement or any Funding (Issuer) Bank Account Agreement, as the case may be.

      (m) Each of the Cash Manager and Funding 2 undertakes that, so far as it is able to procure the same, the Funding 2 Bank Accounts and all instructions and Mandates in relation thereto will continue to be operative and will not, save as provided in Clause 4.7 (Cash Management) herein or as permitted pursuant to the Funding 2 Bank Account Agreement, be changed without the prior written consent of the Funding 2 Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Cash Manager may change the Authorised Signatories in respect of any instructions or Mandates relating to the Funding 2 Bank Accounts without the prior written consent of the Funding 2 Security Trustee, in accordance with Clause 4.2 (Amendment or Revocation) of the Funding 2 Bank Account Agreement.

4.6   Withdrawals: The Cash Manager may make withdrawals:

      (a) on behalf of the Mortgages Trustee from the Mortgages Trustee Bank Accounts;

      (b)   on behalf of Funding from the Funding Bank Accounts, but only:

            (i) with the prior consent of the Security Trustee as provided under the Funding Deed of Charge or following receipt of a request for withdrawal in writing from the Cash Manager on behalf of Funding; and

            (ii) until receipt of a Funding Intercompany Loan Enforcement Notice served by the Security Trustee on Funding (with a copy to the Funding Secured Creditors as soon as reasonable thereafter in accordance with and subject to the Funding Deed of Charge);

      (c)   on behalf of Funding 2 from the Funding 2 Bank Accounts, but only:

            (i) with the prior consent of the Funding 2 Security Trustee as provided under the Funding 2 Deed of Charge or following receipt of a request for withdrawal in writing from the Cash Manager on behalf of Funding 2; and

            (ii) until receipt of a Funding 2 Intercompany Loan Enforcement Notice served by the Funding 2 Security Trustee on Funding 2 (with a copy to the Funding 2 Secured Creditors as soon as reasonable thereafter in accordance with and subject to the Funding 2 Deed of Charge), as permitted by this Agreement and the other Transaction
            Documents;

      (d) on behalf of Funding 2 from the Funding 2 Swap Collateral Account as permitted by this Agreement and the other Transaction Documents; and

      (e) on behalf of Funding from the Funding Swap Collateral Account as permitted by this Agreement and other Transaction Documents.

4.7 Cash Management: In administering the Funding Bank Accounts on behalf of Funding and the Security Trustee, the Cash Manager shall comply with the provisions of Schedule 2 hereto prior to receipt by the Cash Manager of a copy of any Intercompany Loan Enforcement Notice served by the Security Trustee on Funding. In administering the Funding 2 Bank Accounts on behalf of Funding 2 and the Funding 2 Security Trustee, the Cash Manager shall comply with the provisions of Schedule 2 hereto prior to receipt by the Cash Manager of a copy of any Intercompany Loan Enforcement Notice served by the Funding 2 Security Trustee on Funding 2.

4.8 Contributions by Funding: Following the drawing of any Intercompany Loan by Funding from any Funding Issuer on any date, the Cash Manager shall procure (i) the payment on such date (or on such other date as may be agreed between Funding, the Security Trustee, the applicable Funding Issuer and the applicable Note Trustee) by Funding to the Mortgages Trustee of Funding's Contribution to the Mortgages Trustee pursuant to the Mortgages Trust Deed and (ii) the application of such Contribution by the Mortgages Trustee on such date (or on such other date as may be directed by Funding or the Security Trustee) for payment to the Seller of either (a) the amount of Initial Purchase Price for the sale of any New Mortgage Portfolio which is acquired by the Mortgages Trustee from the Seller on such date under the provisions of Mortgage Sale Agreement or (b) the amount of any Special Distribution made to the Seller as Beneficiary under the Mortgages Trust Deed, as applicable.

4.9 Contributions by Funding 2: Following the drawing of any Intercompany Loan or the drawing of any Loan Tranche pursuant to an Intercompany Loan Agreement by Funding 2 from any Funding 2 Issuer on any date, the Cash Manager shall procure:

      (i) the payment on such date (or on such other date as may be agreed between Funding 2, the Funding 2 Security Trustee, the applicable Funding 2 Issuer and the applicable Issuer Security Trustee) by Funding 2 to a Funding 2 Issuer of an amount by way of the refinancing (in whole or in part) of an existing Intercompany Loan or Loan Tranche; or

      (ii) the payment on such date (or on such other date as may be agreed between Funding 2, the Funding 2 Security Trustee, the applicable Funding 2 Issuer and the applicable Issuer Security Trustee) by Funding 2 to the Mortgages Trustee of Funding 2's Contribution to the Mortgages Trustee pursuant to the Mortgages Trust Deed and the application of such Contribution by the

            Mortgages Trustee on such date (or on such other date as may be directed by Funding 2 or the Funding 2 Security Trustee) for payment to:

            (a) the Seller of either (1) the amount of Initial Purchase Price for the sale of any New Mortgage Portfolio which is acquired by the Mortgages Trustee from the Seller on such date under the provisions of Mortgage Sale Agreement or (2) the amount of any Special Distribution made to the Seller as Beneficiary under the Mortgages Trust Deed, as applicable; and/or

            (b) Funding of the amount of any Special Distribution made to Funding as Beneficiary under the Mortgages Trust Deed.

4.10 Funding Reserve Fund: The Cash Manager, on behalf of Funding, may utilise the Funding Reserve Fund to fund initial reserves and other expenses in connection with the issuance of any Notes by any Funding Issuer, to the extent that such initial reserves and expenses are to be established, or paid for, by Funding and are not funded pursuant to the terms of the Issuer Start Up Loan Agreement applicable to that Funding Issuer.

4.11 Funding 2 Reserve Fund: The Cash Manager, on behalf of Funding 2, may utilise the Funding 2 Reserve Fund to fund initial reserves and other expenses in connection with the issuance of any Notes by any Funding 2 Issuer and the making of Loan Tranches to Funding 2, to the extent that such reserves and expenses are to be funded or paid for by Funding 2.

4.12 Termination of Funding 2 Basis Rate Swaps: If on or prior to the date of the earlier of (i) repayment in full of the Funding 2 Intercompany Loan Agreements or (ii) the service of a Funding 2 Intercompany Loan Enforcement Notice on Funding 2, any Funding 2 Basis Rate Swap under the Funding 2 Basis Rate Swap Agreement is terminated, the Cash Manager (on behalf of Funding 2 and the Funding 2 Security Trustee) shall purchase a replacement hedge on terms acceptable to the Rating Agencies, Funding 2 and the Funding 2 Security Trustee and with a swap provider that the Rating Agencies have previously confirmed in writing, to Funding 2 and the Funding 2 Security Trustee, will not cause the then-current ratings of the Notes issued by the Funding 2 Issuers to be downgraded, withdrawn or qualified. Funding 2 may apply any early termination payment received from, as appropriate, the Funding 2 Basis Rate Swap Provider for such purpose. Any Swap Replacement Premium received by Funding 2 from a replacement swap provider upon entry into a swap agreement replacing such Funding 2 Basis Rate Swap shall firstly be applied in or towards payment of any termination payment due and payable to the Funding 2 Basis Rate Swap Provider following the termination of the applicable Funding 2 Basis Rate Swap. Any amount of such Swap Replacement Premium not applied in or towards payment of such termination payment will form part of Funding 2 Available Revenue Receipts.

4.13  Funding 2 Swap Collateral:

      (a) In the event that pursuant to the terms of the Funding 2 Basis Rate Swap Agreement, the Funding 2 Basis Rate Swap Provider pays or transfers Swap Collateral to Funding 2, the Cash Manager shall:

            (i) if not already created, create the Funding 2 Swap Collateral Ledger in the books of Funding 2 so as to record the amount and type of such Swap Collateral and, if there is more than one Funding 2 Basis Rate Swap Agreement; identify the agreement in respect of which it has been posted;

            (ii) upon receipt of such Swap Collateral, credit it to and record the relevant details in the Funding 2 Swap Collateral Ledger;

            (iii) to the extent that such Swap Collateral is in the form of
                  Cash, pay it into the relevant Funding 2 Swap Collateral Cash Account; and

            (iv) to the extent that such Swap Collateral is in the form of securities, arrange for it to be credited to the relevant Funding 2 Swap Collateral Securities Account.

      (b) Any such Swap Collateral shall not form part of the Funding 2 Available Revenue Receipts and the Funding 2 Available Principal Receipts; provided that if the terms of the Funding 2 Basis Rate Swap Agreement permit such Swap Collateral (or any part thereof) to be applied in or towards satisfaction of the Funding 2 Basis Rate Swap Provider's obligations under the Funding 2 Basis Rate Swap Agreement, and in the event that such Swap Collateral (or such part thereof) is to be so applied, the Cash Manager shall:

            (i) where such Swap Collateral is in the form of Cash, transfer the amount of Cash to be so applied from the Funding 2 Swap Collateral Cash Account to the Funding 2 GIC Account; and/or

            (ii) where such Swap Collateral is in the form of securities, realise the Swap Collateral and pay the amount of the net proceeds to be so applied into the Funding 2 GIC Account,

            and, in each case, make the appropriate debits and credits to the Funding 2 Swap Collateral Ledger. Any amount transferred from the Funding 2 Swap Collateral Accounts to the Funding 2 GIC Account in accordance with this Clause 4.13(b) will form part of the Funding 2 Available Revenue Receipts.

      (c) To the extent that pursuant to the terms of the Funding 2 Basis Rate Swap Agreement, Swap Collateral (or any income or distributions in respect thereof) is to be returned or paid (as applicable) to the Funding 2 Basis Rate Swap Provider, the Cash Manager shall:

            (i) where the relevant Swap Collateral (or such income or distributions) is in the form of Cash, return or pay (as applicable) the relevant amount of Cash out of the relevant Funding 2 Swap Collateral Cash Account to the Funding 2 Basis Rate Swap Provider; and/or

            (ii) where the relevant Swap Collateral (or such income or distributions) is in the form of securities, transfer and deliver the Swap Collateral to the Funding 2 Basis Rate Swap Provider,

            and, in each case, debit the Funding 2 Swap Collateral Ledger as appropriate.

      (d) The terms of this Clause 4.13 shall prevail if and to the extent that they are inconsistent with the other paragraphs of this Clause 4.

      (e) If, in relation to Swap Collateral, there is any conflict between the terms of the Funding 2 Basis Rate Swap Agreement, the Funding 2 Deed of Charge and/or this Agreement, the terms of the Funding 2 Basis Rate Swap Agreement shall apply.

4.14 Termination of Funding Basis Rate Swaps: If on or prior to the date of the earlier of (i) repayment in full of the Funding Intercompany Loan Agreements or (ii) the service of a Funding Intercompany Loan Enforcement Notice on Funding, any Funding Basis Rate Swap under the Funding Basis Rate Swap Agreements is terminated, the Cash Manager (on behalf of Funding and the Funding Security Trustee) shall purchase a replacement hedge on terms acceptable to the Rating Agencies, Funding and the Funding Security Trustee and with a swap provider that the Rating Agencies have previously confirmed in writing, to Funding and the Funding Security Trustee, will not cause the then-current ratings of the Notes issued by the Funding Issuers to be downgraded, withdrawn or qualified. Funding may apply any early termination payment received from, as appropriate, the Funding Basis Rate Swap Provider for such purpose. Any Funding Swap Replacement Premium received by Funding from a replacement swap provider upon entry into a swap agreement replacing such Funding Basis Rate Swap shall firstly be applied in or towards payment of any termination payment due and payable to the Funding Basis Rate Swap Provider following the termination of the applicable Funding Basis Rate Swap. Any amount of such Swap Replacement Premium not applied in or towards payment of such termination payment will form part of Funding Available Revenue Receipts.

4.15  Funding Swap Collateral:

      (a) In the event that pursuant to the terms of any of the Funding Basis Rate Swap Agreements, the Funding Basis Rate Swap Provider pays or transfers Funding Swap Collateral to Funding, the Cash Manager shall:

            (i) if not already created, create the Funding Swap Collateral Ledger in the books of Funding so as to record the amount and type of such Funding Swap Collateral and identify the Funding Basis Rate Swap Agreement in respect of which it has been posted;

            (ii) upon receipt of such Funding Swap Collateral, credit it to and record the relevant details in the Funding Swap Collateral Ledger;

            (iii) to the extent that such Funding Swap Collateral is in the form of Cash, pay it into the relevant Funding Swap Collateral Cash Account; and

            (iv) to the extent that such Funding Swap Collateral is in the form of securities, arrange for it to be credited to the relevant Funding Swap Collateral Securities Account.

      (b) Any such Funding Swap Collateral shall not form part of the Funding Available Revenue Receipts and the Funding Available Principal Receipts; provided that if the terms of the Funding Basis Rate Swap Agreement permit such Funding Swap Collateral (or any part thereof) to be applied in or towards satisfaction of the Funding Basis Rate Swap Provider's obligations under the Funding Basis Rate Swap Agreement, and in the event that such Funding Swap Collateral (or such part thereof) is to be so applied, the Cash Manager shall:

            (i) where such Funding Swap Collateral is in the form of Cash, transfer the amount of Cash to be so applied from the Funding Swap Collateral Cash Account to the Funding GIC Account; and/or

            (ii) where such Funding Swap Collateral is in the form of securities, realise the Funding Swap Collateral and pay the amount of the net proceeds to be so applied into the Funding GIC Account, and, in each case, make the appropriate debits and credits to the Funding Swap Collateral Ledger. Any amount transferred from the Funding Swap Collateral Accounts to the Funding GIC Account in accordance with this Clause 4.15(b) will form part of the Funding Available Revenue Receipts.

      (c) To the extent that pursuant to the terms of the Funding Basis Rate Swap Agreement, Funding Swap Collateral (or any income or distributions in respect thereof) is to be returned or paid (as applicable) to the Funding Basis Rate Swap Provider, the Cash Manager shall:

            (i) where the relevant Funding Swap Collateral (or such income or distributions) is in the form of Cash, return or pay (as applicable) the relevant amount of Cash out of the relevant Funding Swap Collateral Cash Account to the Funding Basis Rate Swap Provider; and/or

            (ii) where the relevant Funding Swap Collateral (or such income or distributions) is in the form of securities, transfer and deliver the Funding Swap Collateral to the Funding Basis Rate Swap Provider,

            and, in each case, debit the Funding Swap Collateral Ledger as appropriate.

      (d) The terms of this Clause 4.15 shall prevail if and to the extent that they are inconsistent with the other paragraphs of this Clause 4.

      (e) If, in relation to Funding Swap Collateral, there is any conflict between the terms of the Funding Basis Rate Swap Agreement, the Funding Deed of

            Charge and/or this Agreement, the terms of the Funding Basis Rate Swap Agreement shall apply.

5.    Early Repayment Charges

      The Cash Manager shall withdraw any Early Repayment Charges paid into the Mortgages Trustee Bank Accounts and pay the same to the Seller, by telegraphic transfer to such account as may be specified by the Seller from time to time, promptly following a request for such withdrawal being received from the Seller. For the avoidance of doubt, the Cash Manager shall not record the receipt or withdrawal of Early Repayment Charges in any of the ledgers maintained under this Agreement.

6.    No Liability

      Save as otherwise provided in this Agreement, the Cash Manager shall have no liability for the obligations of any of the Mortgages Trustee, each Funding Beneficiary or each Funding Security Trustee under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Cash Manager of any of the Mortgages Trustee, each Funding Beneficiary or each Funding Security Trustee in respect of any of them.

7.    Costs and Expenses

7.1 Each Funding Beneficiary and the Mortgages Trustee, proportionately in accordance with and subject to the applicable Funding Priority of Payments, the applicable Funding 2 Priority of Payments or the applicable Mortgages Trustee Priority of Payments, as the case may be, will on each Distribution Date, Payment Date or 20th Monthly Payment Date (as applicable) reimburse the Cash Manager for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Cash Manager in the performance of the Cash Management Services including any such costs, expenses or charges not reimbursed to the Cash Manager on any previous Distribution Date, Payment Date or 20th Monthly Payment Date (as applicable) and the Cash Manager shall supply each Funding Beneficiary and/or the Mortgages Trustee with an appropriate VAT invoice issued by the Cash Manager or, if the Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

7.2 Unless and until otherwise agreed by the Mortgages Trustee, the Funding Beneficiaries and the Funding Security Trustees in writing (notified to the Cash Manager), each Funding Beneficiary and the Mortgages Trustee shall be jointly and severally responsible for reimbursing the Cash Manager for the out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) referred to in Clause 7.1 herein.

8.    Information

8.1   Use of information technology systems:

      (a) The Cash Manager represents and warrants that at the date hereof in respect of the software which is to be used by the Cash Manager in providing the Cash Management Services it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) of such software.

      (b) The Cash Manager undertakes that it shall for the duration of this Agreement, use reasonable endeavours to:

            (i) ensure that the licences and/or consents referred to in paragraph (a) are maintained in full force and effect; and

            (ii) except insofar as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Mortgages Trustee, the Funding Beneficiaries and the Funding Security Trustees elect as a substitute cash manager in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

      (c) The Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Cash Manager in providing the Cash Management Services.

      (d) The Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Mortgages Trustee, the Funding Beneficiaries and the Funding Security Trustees elect as a substitute cash manager in accordance with the terms of this Agreement the benefit of any warranties in relation to the software insofar as the same are capable of assignment.

8.2 Bank Account Statements: The Cash Manager shall take all reasonable steps to ensure that it receives:

      (a) a monthly bank statement in relation to each of the Mortgages Trustee Bank Accounts (and any additional or supplemental bank account of the Mortgages Trustee) and that it furnishes a copy of such statements to the Mortgages Trustee, each of the Beneficiaries and each Funding Security Trustee (upon its request); and

      (b) monthly bank statements in relation to each of the Funding Bank Accounts (and any additional or supplemental bank account of Funding) and that it furnishes a copy of such statements to Funding and the Security Trustee (upon its request).

      (c) monthly bank statements in relation to each of the Funding 2 Bank Accounts (and any additional or supplemental bank account of Funding 2) and that it furnishes a copy of such statements to Funding 2 and the Funding 2 Security Trustee (upon its request).

8.3 Access to Books and Records: Subject to all applicable laws, the Cash Manager shall permit the Mortgages Trustee (and its auditors), each Funding Beneficiary (and its auditors) and each Funding Security Trustee and/or any other person nominated by the Funding Security Trustees or the Beneficiaries (to whom the Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Cash Management Services provided by the Cash Manager and related matters in accordance with this Agreement.

8.4 Statutory Obligations: The Cash Manager will use its reasonable endeavours on behalf of the Mortgages Trustee and each Funding Beneficiary, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which the Mortgages Trustee and each Funding Beneficiary is required by law to prepare and file. Subject to approval thereof by the directors of the Mortgages Trustee or the applicable Funding Beneficiary (as appropriate), the Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able so to do that the Auditors shall make a report thereon as required by law. Copies of all documents referred to in this Clause 8.4 which relate to the Mortgages Trustee shall be delivered to the Mortgages Trustee, each Funding Beneficiary, each Funding Security Trustee and the Rating Agencies. Copies of all documents referred to in this Clause 8.4 which relate to Funding shall be delivered to Funding, the Security Trustee and the Rating Agencies. Copies of all documents referred to in this Clause 8.4 which relate to Funding 2 shall be delivered to Funding 2, the Funding 2 Security Trustee and the Rating Agencies. In each case, such documents shall be delivered soon as practicable after the end of each accounting reference period of the Mortgages Trustee or the applicable Funding Beneficiary (as appropriate).

8.5   Information Covenants:

      (a)   The Cash Manager shall:

            (a) provide the Mortgages Trustee, each Funding Beneficiary, each Funding Security Trustee (upon its request), the Seller and the Rating Agencies quarterly with a report in, or substantially in, the form set out in Schedule 3A hereto in respect of the Mortgages Trustee;

            (b) provide the Mortgages Trustee, Funding, the Security Trustee (upon its request), the Seller and the Rating Agencies quarterly with a report in, or substantially in, the form set out in Schedule 3B hereto in respect of Funding; and

            (c) provide the Mortgages Trustee, Funding 2, the Funding 2 Security Trustee (upon its request), the Seller and the Rating Agencies quarterly with a report in, or substantially in, the form set out in Schedule 3C hereto in respect of Funding 2; and

            Such reports shall be delivered to the Mortgages Trustee, the applicable Funding Beneficiary, the applicable Funding Security Trustee, the Seller and the Rating Agencies (in the case of the Mortgages Trustee and Funding) by the last Business Day of the month in which each Payment Date occurs and (in the case of Funding 2) by the last Business Day of each month.

      (b) The Cash Manager shall notify the Rating Agencies and each Funding Security Trustee in writing of the details of (i) any material amendment to the Transaction Documents of which it is or becomes aware, (ii) the occurrence of an Intercompany Loan Event of Default or Potential Intercompany Loan Event of Default and (iii) any other information relating to the Cash Manager as the Rating Agencies and/or each Funding Security Trustee may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT any such request by any Funding Security Trustee does not adversely interfere with the Cash Manager's day-to-day provision of the Cash Management Services under the other terms of this Agreement.

      (c) After becoming aware of any event described in paragraph (b)(i) and (ii) above, the Cash Manager shall give details to the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee of any pending legal action and any judgments given in respect of the Cash Manager if it could have a potential material adverse effect on the ability of the Cash Manager to perform its obligations hereunder.

      (d) The Cash Manager shall, at the request of the Funding Security Trustees, furnish each Funding Security Trustee and the Rating Agencies with such other information relating to its business and financial condition as the Funding Security Trustees may request in connection with this Agreement, PROVIDED THAT the Funding Security Trustees shall not make such a request more than once every three months unless, in the belief of the Funding Security Trustees, an Intercompany Loan Event of Default, a Note Event of Default or a Cash Manager Termination Event (as defined in Clause
            12.1 herein (Cash Manager Termination Events)) shall have occurred and is continuing or a Potential Intercompany Loan Event of Default or a Potential Note Event of Default shall have occurred and is continuing or may reasonably be expected to occur, PROVIDED THAT any such request by the Funding Security Trustees does not adversely interfere with the Cash Manager's day to day provision of the Cash Management Services under the other terms of this Agreement.

8.6   Together Connections Mortgage Loans and Connections Mortgage Loans:

      (a)   The Seller shall, upon request, use its reasonable endeavours to:

            (i) provide the Cash Manager with such information (including, but not limited to documentary information) in its possession; and

            (ii)  do such other acts and things,
            that the Cash Manager may require in order for the Cash Manager to exercise its rights and comply with its obligations with respect to the Together Connections Mortgage Loans and the Connections Mortgage Loans and under the Transaction Documents with respect to the administration of such Mortgage Loans.

      (b) The Cash Manager shall, upon request, use its reasonable endeavours to:

            (i) provide the Seller with such information (including, but not limited to documentary information) in its possession; and

            (ii)  do such other acts and things,

            that the Seller may require in order for the Seller to, exercise its rights and comply with its obligations under the Together Connection Conditions and the Connection Conditions (where such rights and obligations are not required to be administered by the Mortgages Trustee, any Funding Beneficiary, the Administrator or the Cash Manager under the Transaction Documents) and in respect of the products linked to the Together Connections Mortgage Loans and the Connections Mortgage Loans.

9.    Remuneration

9.1   Fee payable:

      (a) Subject to paragraph (b) below, the Mortgages Trustee and each Funding Beneficiary, proportionately in accordance with and subject to the applicable Funding Priority of Payments, the applicable Funding 2 Priority of Payments and the applicable Mortgages Trustee Priority of Payments, as the case may be, shall pay to the Cash Manager for its Cash Management Services hereunder an annual cash management fee of (GBP)200,000 for its services which will be paid quarterly.

      (b) Unless and until otherwise agreed by the Mortgages Trustee, the Funding Beneficiaries and the Funding Security Trustees in writing (notified to the Cash Manager), the Mortgages Trustee and each Funding Beneficiary shall be jointly and severally responsible for paying the cash management fee to the Cash Manager which is referred to in paragraph (a) above.

9.2 Payment of fee: The cash management fee referred to in Clause 9.1 herein (Fee Payable) shall only be payable to the Cash Manager on each Distribution Date, Payment Date or 20th Monthly Payment Date (as applicable) in the manner contemplated by, in accordance with and subject to the provisions of the applicable Mortgages Trustee Priority of Payments, the applicable Funding Priority of Payments and the applicable Funding 2 Priority of Payments.

10.   Covenants, Representations and Warranties of the Cash Manager

10.1 Covenants: The Cash Manager hereby covenants with and undertakes to the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee that without prejudice to any of its specific obligations hereunder:

      (a) it will exercise all due skill, care and diligence to the performance of its obligations and the exercise of its discretions hereunder;

      (b) it will comply with any proper directions, orders and instructions which the Mortgages Trustee, the Funding Beneficiaries or the Funding Security Trustees may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Funding Security Trustees shall prevail;

      (c) it will obtain and keep in force all licences, approvals, authorisations and consents which are necessary in connection with the performance of the Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Cash Management Services;

      (d) it will not knowingly fail to comply with any legal requirements in the performance of the Cash Management Services;

      (e) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value in the specified currency on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

      (f) it will not without the prior written consent of the Funding Security Trustees amend or terminate any of the Transaction Documents save in accordance with their terms.

10.2 Duration of covenants: The covenants of the Cash Manager in Clause 10.1 (Covenants) shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Mortgages Trustee and/or any Funding Beneficiary and/or any Funding Security Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

10.3 Representations and Warranties: The Cash Manager hereby makes the representations and warranties to the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee that are specified on
      Schedule 4 hereto.

11.   Services Non-Exclusive

      Nothing in this Agreement shall prevent the Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee.

12.   Termination

12.1 Cash Manager Termination Events: If any of the following events ("Cash Manager

      Termination Events") shall occur:

      (a) default is made by the Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement or in the performance of its obligations under Clauses 4.4 (Payments) and 4.5 (Withdrawals) herein and such default continues unremedied for a period of five (5) London Business Days after the earlier of the Cash Manager becoming aware of such default and receiving written notice of such default from the Funding Security Trustees requiring the same to be remedied;

      (b) default is made by the Cash Manager in the performance or observance of any of its other covenants and material obligations under this Agreement or any of the other Transaction Documents, which:

            (i) in the opinion of the Security Trustee, is materially prejudicial to the interests of the holders of the Notes issued by the Funding Issuers from time to time; or

            (ii) in the opinion of the Funding 2 Security Trustee, is materially prejudicial to the interests of the holders of the Notes issued by the Funding 2 Issuers from time to time;

                  and such default continues unremedied for a period of twenty
                  (20) days after the earlier of the Cash Manager becoming aware of such default and receipt by the Cash Manager of written notice of such default from the Funding Security Trustees requiring the same to be remedied; or

      (c)   the Cash Manager suffers an Insolvency Event,

      then the Mortgages Trustee, the Funding Beneficiaries and/or the Funding Security Trustees may at once or at any time thereafter while such default continues by notice in writing to the Cash Manager with a copy to the Account Bank terminate its appointment as Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

     12.1.1 Following the delivery of a notice of termination to the Cash Manager of the termination of its appointment under this Agreement, each of the Funding Security Trustees shall, subject to the terms of the Controlling Beneficiary Deed, use its reasonable endeavours to appoint a substitute cash manager (with such appointment to become effective no later than the effective date of the termination). Any substitute cash manager:

            (i) must agree to enter into an agreement substantially on the same terms as the relevant provisions of this Agreement or on such terms as are satisfactory to the Mortgages Trustee, the Funding Beneficiaries and the Funding Security Trustees, and

            (ii) must be a party that the Rating Agencies have previously confirmed in writing to the Mortgages Trustee, each Funding Beneficiary and each

                  Funding Security Trustee will not cause the then-current ratings of the Notes issued by any Issuer to be reduced, withdrawn or qualified.

            The Funding Security Trustees shall have no liability to any person in the event that, having used reasonable endeavours, subject to the terms of the Controlling Beneficiary Deed, they are unable to appoint a substitute cash manager. Notwithstanding any other provision of the Transaction Documents, neither Funding Security Trustee shall itself be required to perform any duties of the Cash Manager.

            The Funding Security Trustees shall not be obliged to monitor or supervise the performance by any substitute Cash Manager of its duties hereunder or in relation to the other Transaction Documents nor shall the Funding Security Trustees be responsible or liable for any act or omission of any substitute Cash Manager or for any loss caused thereby.

12.2 Resignation of Cash Manager: The Cash Manager may resign from its appointment under this Agreement only upon giving not less than twelve
      (12) months' prior written notice to the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee, PROVIDED THAT:

      (a) the Mortgages Trustee, the Funding Beneficiaries and the Funding Security Trustees each consent in writing to such resignation;

      (b) a substitute cash manager shall be appointed, such appointment to be effective not later than the effective date of such resignation;

      (c) such substitute cash manager enters into an agreement substantially on the same terms as the relevant provisions of this Agreement and the Cash Manager shall not be released from its obligations under the relevant provisions of this Agreement until such substitute cash manager has entered into such new agreement and the rights of Funding under such agreement are charged in favour of the Security Trustee on terms satisfactory to the Security Trustee and the rights of Funding 2 under such agreement are charged in favour of the Funding 2 Security Trustee on terms satisfactory to the Funding 2 Security Trustee; and

      (d) the then-current ratings of the Notes are not reduced, withdrawn or qualified as a result thereof.

12.3  Effect of Termination or Resignation:

      (a) On and after termination or resignation of the appointment of the Cash Manager under this Agreement pursuant to this Clause 12, all authority and power of the Cash Manager under this Agreement and each other Transaction Document to which it is a party shall be terminated and be of no further effect and the Cash Manager shall not thereafter hold itself out in any way as the agent of the Mortgages Trustee, each Funding Beneficiary or each Funding

            Security Trustee pursuant to this Agreement and each other Transaction Document to which it is a party.

      (b) Upon termination or resignation of the appointment of the Cash Manager under this Agreement pursuant to this Clause 12, the Cash Manager shall:

            (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Mortgages Trustee, the Funding Beneficiaries or the Funding Security Trustees, as the case may be) to the Mortgages Trustee, the Funding Beneficiaries or the Funding Security Trustees, as the case may be or as they shall direct, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Mortgages Trustee, any Funding Beneficiary or any Funding Security Trustee, as the case may be (if practicable, on the date of receipt), any monies and any other assets then held by the Cash Manager on behalf of the Mortgages Trustee, any Funding Beneficiary or any Funding Security Trustee;

            (ii) take such further action as the Mortgages Trustee, the Funding Beneficiaries or the Funding Security Trustees, as the case may be, may reasonably direct at the expense of the Mortgages Trustee or each Funding Beneficiary, provided that the Cash Manager shall not be required to take or direct to be taken such further action unless it has been indemnified to its satisfaction (and in the event of a conflict between the directions of the Funding Beneficiaries, the Mortgages Trustee and the Funding Security Trustees, the directions of the Funding Security Trustees shall prevail);

            (iii) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

            (iv) co-operate and consult with and assist the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee or its nominee, as the case may be (which shall, for the avoidance of doubt, include any Receiver appointed by
                  it) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Mortgages Trustee, the applicable Funding Beneficiary, the applicable Funding Security Trustee or such nominee, as the case may be.

12.4 Notice of event of default: The Cash Manager shall deliver to the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee as soon as reasonably practicable but in any event within three London Business Days of becoming aware thereof a notice of any Cash Manager Termination Event or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Cash Manager Termination Event would constitute the same or any Intercompany Loan Event of Default or any Potential Intercompany Loan Event of Default.

12.5  General provisions relating to termination:

      (a) Termination of this Agreement or the appointment of the Cash Manager under this Agreement shall be without prejudice to the liabilities of the Mortgages Trustee and each Funding Beneficiary to the Cash Manager and vice versa incurred before the effective date of such termination. The Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Mortgages Trustee, any Funding Beneficiary or any Funding Security Trustee.

      (b) This Agreement shall terminate automatically at such time as each Funding Beneficiary has no further interest in the Trust Property and all Intercompany Loans have been fully repaid or each Funding Beneficiary's obligations under all Intercompany Loan Agreements have been otherwise discharged.

      (c) On termination of the appointment of the Cash Manager under the provisions of this Clause 12, the Cash Manager shall be entitled to receive all fees and other monies accrued up to (but excluding) the date of termination subject to the applicable Funding Priority of Payments, the applicable Funding 2 Priority of Payments and/or the applicable Mortgages Trustee Priority of Payments, as the case may be, but shall not be entitled to any other or further compensation. Such monies so receivable by the Cash Manager shall be paid by Funding, Funding 2 and the Mortgages Trustee, on the dates on which they would otherwise have fallen due hereunder and under the terms of the Funding Deed of Charge, the Funding 2 Deed of Charge and/or the Mortgages Trust Deed, as applicable. For the avoidance of doubt, such termination shall not affect the Cash Manager's rights to receive payment of all amounts (if any) due to it from any Funding Beneficiary and/or the Mortgages Trustee other than under this Agreement.

      (d) Any provision of this Agreement which is stated to continue after termination of the Agreement shall remain in full force and effect notwithstanding termination.

13.   Further Assurances

13.1 Co-operation, etc: The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement and the other Transaction Documents.

13.2 Powers of attorney: Without prejudice to the generality of Clause 13.1 herein (Co-Operation, etc.), the Mortgages Trustee and each Funding Beneficiary shall upon request by the Cash Manager forthwith give to the Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Cash Manager to perform the Cash Management Services.

14.   Miscellaneous

14.1 No set-off: Each of the Seller and the Cash Manager agrees that it will not make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time be standing to the credit of the Mortgages Trustee Bank Accounts, the Funding Bank Accounts or the Funding 2 Bank Accounts or any replacement or additional bank account of the Mortgages Trustee or any Funding Beneficiary.

14.2  No recourse:

      (a) In relation to all sums due and payable by the Mortgages Trustee and/or each Funding Beneficiary to the Cash Manager, the Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Mortgages Trustee and/or each Funding Beneficiary pursuant to the provisions of the Transaction Documents, in each case subject to the Mortgages Trustee Priority of Payments, the Funding Priority of Payments and the Funding 2 Priority of Payments.

      (b) For the avoidance of doubt, the Security Trustee shall not be liable to pay any amounts due under Clause 7 (Costs and Expenses), but without prejudice to the obligations of the Mortgages Trustee or Funding, as the case may be, or any receiver appointed pursuant to the Funding Deed of Charge in respect of such amounts.

      (c) For the avoidance of doubt, the Funding 2 Security Trustee shall not be liable to pay any amounts due under Clause 7 (Costs and Expenses), but without prejudice to the obligations of the Mortgages Trustee or Funding 2, as the case may be, or any receiver appointed pursuant to the Funding 2 Deed of Charge in respect of such amounts.

      (d) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Security Trustee under or in connection with this Agreement (other than its obligations under Clause 13 herein (Further Assurances)) shall automatically terminate upon the discharge in full of the Funding Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

      (e) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Funding 2 Security Trustee under or in connection with this Agreement (other than its obligations under Clause 13 herein (Further Assurances)) shall automatically terminate upon the discharge in full of the Funding 2 Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

15.   Confidentiality

      During the continuance of this Agreement or after its termination, each of the Mortgages Trustee, the Cash Manager, the Seller, each Funding Beneficiary and each Funding Security Trustee shall use its best endeavours not to disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER that the provisions of this Clause 15 shall not apply:

      (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

      (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

      (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

      (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

      (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, an Event of Default, an Intercompany Loan Event of Default or a Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

      (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by any Issuer) to any credit rating agency or any prospective new cash manager or prospective new security trustee.

16.   No Partnership

      It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

17.   Assignment

17.1 Assignment by the Mortgages Trustee, Funding and Funding 2: Neither the Mortgages Trustee nor any Funding Beneficiary may assign or transfer any of its respective rights and obligations under this Agreement without the prior written consent of:

      (a) in the case of the Mortgages Trustee, each of the Seller, the Funding Beneficiaries and the Funding Security Trustees; and

      (b) in the case of Funding, each of the Security Trustee and the Cash Manager except that Funding may assign its rights hereunder without such consent pursuant to the Funding Deed of Charge; and

      (c) in the case of Funding 2, each of the Funding 2 Security Trustee and the Cash Manager except that Funding 2 may assign its rights hereunder without such consent pursuant to the Funding 2 Deed of Charge.

17.2 No assignment by Cash Manager: The Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Mortgages Trustee, the Seller, the Funding Beneficiaries and the Funding Security Trustees.

18.   The Funding Security Trustees

18.1 Vesting of Rights: If there is any change in the identity of the security trustee in accordance with the Funding Deed of Charge, the Cash Manager, the Seller, each Funding Beneficiary, the Funding 2 Security Trustee and the Mortgages Trustee shall execute such documents and take such action as the successor security trustee and the outgoing security trustee may reasonably require for the purpose of vesting in the successor security trustee the rights and obligations of the outgoing security trustee under this Agreement and releasing the outgoing security trustee from its future obligations under this Agreement. If there is any change in the identity of the security trustee in accordance with the Funding 2 Deed of Charge, the Cash Manager, the Seller, each Funding Beneficiary, the Security Trustee and the Mortgages Trustee shall execute such documents and take such action as the successor security trustee and the outgoing security trustee may reasonably require for the purpose of vesting in the successor security trustee the rights and obligations of the outgoing security trustee under this Agreement and releasing the outgoing security trustee from its future obligations under this Agreement.

18.2 No Assumption: It is hereby acknowledged and agreed that by its execution of this Agreement no Funding Security Trustee shall assume or have any of the obligations or liabilities of the Seller, any Funding Beneficiary or the Mortgages Trustee or any other Funding Security Trustee hereunder. Furthermore, any liberty or power which may be exercised or any determination which may be made hereunder by a Funding Security Trustee may be exercised or made in its absolute discretion without any obligation to give reasons therefor, but in any event must be exercised or made in accordance with the provisions of the Funding Deed of Charge or the Funding 2 Deed of Charge (as applicable) and the Controlling Beneficiary Deed. Without prejudice to the generality of the foregoing, all references to any Funding Security Trustee taking action in connection with any duty of the Seller shall also be read subject to Clause 25 and Schedule 4 of the Administration Agreement

19.   New Intercompany Loan Agreements

      On each occasion that a Funding Beneficiary enters into an Intercompany Loan Agreement or is the recipient of a loan advance under an Intercompany Loan Agreement, then the Administrator, the Seller, each Funding Beneficiary, each Funding Security Trustee and the Mortgages Trustee shall execute such documents and take such action as may be necessary or required by the Rating Agencies for the purpose of including the relevant Issuer, any Swap Provider, any Funding Basis Rate Swap Provider, any Start-up Loan Provider and any other person who has executed an Accession Undertaking or any such Intercompany Loan Agreement in the Transaction Documents or to take account of the terms of that Intercompany Loan Agreement or loan advance, as applicable.

20.   Non Petition Covenant; Limited Recourse

20.1 Non Petition Covenant: Each of the parties hereto (other than, in the case of Funding, the Security Trustee and, in the case of Funding 2, the Funding 2 Security Trustee) hereby agrees that it shall not institute against any Funding Beneficiary or the Mortgages Trustee any winding-up, administration, insolvency or similar proceedings so long as any sum is outstanding under any Intercompany Loan Agreement of any Issuer or for two years plus one day since the last day on which any such sum was outstanding.

20.2  Limited Recourse: Each of the parties hereto agrees that:

      (a) in relation to the Mortgages Trustee, any amount payable by the Mortgages Trustee to any other party to this Agreement under this Agreement not being an amount payable out of the Trust Property in accordance with the terms of the Mortgages Trust Deed shall only be payable to the extent that on that date the Mortgages Trustee has sufficient funds to pay such amount out of fees paid to it under the Mortgages Trust Deed; and

      (b)   in relation to Funding:

            (i) only the Security Trustee may enforce the security created in favour of the Security Trustee under the Funding Deed of Charge in accordance with the provisions thereof;

            (ii) notwithstanding any other provision of this Agreement or any other Transaction Document, no sum due or owing to any party to this Agreement from or by Funding under this Agreement shall be payable by Funding except to the extent that Funding has sufficient funds available or (following enforcement of the Funding Security) the Security Trustee has realised sufficient funds from the Funding Security to pay such sum subject to and in accordance with the relevant Funding Priority of Payments and provided that all liabilities of Funding required to be paid in priority thereto or pari passu therewith pursuant to such Funding Priority of Payments have been paid, discharged and/or otherwise provided for in full; and

            (iii) it shall not take any steps for the purpose of recovering any amount payable by Funding or enforcing any rights arising out of this Agreement against Funding otherwise than in accordance with the Funding Deed of Charge.

      (c)   in relation to Funding 2:

            (i) only the Funding 2 Security Trustee may enforce the security created in favour of the Funding 2 Security Trustee under the Funding 2 Deed of Charge in accordance with the provisions thereof;

            (ii) notwithstanding any other provision of this Agreement or any other Transaction Document, no sum due or owing to any party to this Agreement from or by Funding 2 under this Agreement shall be payable by Funding 2 except to the extent that Funding 2 has sufficient funds available or (following enforcement of the Funding 2 Security) the Funding 2 Security Trustee has realised sufficient funds from the Funding 2 Security to pay such sum subject to and in accordance with the relevant Funding 2 Priority of Payments and provided that all liabilities of Funding 2 required to be paid in priority thereto or pari passu therewith pursuant to such Funding 2 Priority of Payments have been paid, discharged and/or otherwise provided for in full; and

            (iii) it shall not take any steps for the purpose of recovering any amount payable by Funding 2 or enforcing any rights arising out of this Agreement against Funding 2 otherwise than in accordance with the Funding 2 Deed of Charge.

20.3 Following Enforcement: The Cash Manager hereby undertakes to each of the other parties hereto that:

      (a) following any enforcement of the Funding Security, it will hold on trust for, and will pay to, the Security Trustee or the Receiver, as the case may be, all monies received or recovered by it (whether by way of set-off or otherwise) from Funding or in respect of any amount due hereunder by Funding, otherwise than in accordance with the Funding Post-Enforcement Priority of Payments in order that such monies may be applied by the Security Trustee or the Receiver in accordance with the Funding Post-Enforcement Priority of Payments; and

      (b) following any enforcement of the Funding 2 Security, it will hold on trust for, and will pay to, the Funding 2 Security Trustee or the Receiver, as the case may be, all monies received or recovered by it (whether by way of set-off or otherwise) from Funding 2 or in respect of any amount due hereunder by Funding 2, otherwise than in accordance with the Funding 2 Post-Enforcement Priority of Payments in order that such monies may be applied by the Funding 2 Security Trustee or the Receiver in accordance with the Funding 2 Post-Enforcement Priority of Payments.

20.4 Corporate Obligations: To the extent permitted by law, no recourse under any obligation, covenant, or agreement of any person contained in this Agreement shall be had against any shareholder, officer or director of such person as such, by the enforcement of any assessment or by any legal proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of each person expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such person contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such person of any of such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Agreement.

21.   Amendments and Waiver

21.1 Entire Agreement: This Agreement sets out the entire agreement and understanding between the parties with respect to the subject matter of this Agreement superseding all prior oral or written understandings other than the other Transaction Documents.

21.2 Amendments and Waiver: No amendment or waiver of any provision of this Agreement nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

21.3 Rights Cumulative: The respective rights of each of the parties to this Agreement are cumulative and may be exercised as often as they consider appropriate. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.

21.4 Ratings: No variation or waiver of this Agreement shall be made if the same would adversely affect the then-current ratings of any of the Notes.

22.   Notices

      Any notices or other communication or document to be given or delivered pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Cash Manager and the Seller, to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number: 0191 213 2203) for the attention of the Group Secretary;

      (b) in the case of the Mortgages Trustee, to Granite Finance Trustees Limited, 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands (facsimile number 01534 609333) for the attention of the Company Secretary;

      (c) in the case of Funding, to Granite Finance Funding Limited, 68 King William Street, London EC4N 7DZ (facsimile number 020 8409
            8911) for the attention of the Company Secretary;

      (d) in the case of the Security Trustee, to The Bank of New York, at 40th Floor, One Canada Square, London E14 5AL (facsimile number 020 7964 4637) for the attention of the Trustee Administration Manager;

      (e) in the case of Funding 2, to Granite Finance Funding 2 Limited at Fifth Floor, 100 Wood Street, London, EC2V 7EX (facsimile number 020 7606 0643) for the attention of the Company Secretary (with a copy to the Seller in accordance with (a) above);

      (f) in the case of the Funding 2 Security Trustee, to The Bank of New York, 40th Floor, One Canada Square, London, E14 5AL (facsimile number 020 7964 4637) for the attention of the Trustee Administration Manager;

      (g) in the case of Fitch, to Fitch Ratings Ltd., at Eldon House, 2 Eldon Street, London EC2M 7UA (facsimile number 020 7417 6262) for the attention of European Structured Finance Surveillance;

      (h) in the case of Moody's, to Moody's Investors Services, Inc., at 1st Floor, 2 Minster Court, Mincing Lane, London EC3R 7XB (facsimile number 020 7772 5400) for the attention of RMBS Monitoring;

      (i) in the case of S&P, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., at 20 Cannon Square, Canary Wharf, London

            E14 5LH (facsimile number 020 7176 3598) for the attention of Heather Dyke;

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party or by any Rating Agency to the others by written notice in accordance with the provisions of this Clause 22. All notices served under this Agreement shall be simultaneously copied to the Security Trustee and the Funding 2 Security Trustee by the person serving the same.

23.   Third Party Rights

      A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

24.   Execution in Counterparts; Severability

24.1 Counterparts: This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

24.2 Severability: Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

25.   Governing Law and Submission to Jurisdiction

25.1 Governing Law: This Agreement is governed by, and shall be construed in accordance with, English law.

25.2 Submission to Jurisdiction: Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

25.3 Process Agent: The Mortgages Trustee irrevocably and unconditionally appoints Mourant & Co. Capital (SPV) Limited at 68 King William Street, London EC4N 7DZ or otherwise at its registered office for the time being as its agent for service of process in England in respect of any proceedings in respect of this Agreement and undertakes that in the event of Mourant & Co. Capital (SPV) Limited ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

25.4 Forum: Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.

                                  SCHEDULE 1
                         The Cash Management Services

The Cash Manager shall:

      (a)   make the determinations set out in Schedule 2 hereto;

      (b) invest sums, if any, standing to the credit of the Funding Transaction Account in short-term Authorised Investments as determined by Funding and, if applicable, the Security Trustee;

      (c) invest sums, if any, standing to the credit of the Funding 2 Transaction Account in short-term Authorised Investments as determined by Funding 2 and, if applicable, the Funding 2 Security Trustee;

      (d) invest sums, if any, standing to the credit of the Mortgages Trustee Transaction Account in short-term Authorised Investments as determined by the Mortgages Trustee and, if applicable, the Funding Security Trustees;

      (e) maintain the Funding Principal Deficiency Ledger, and record (1) any principal Losses on the Mortgage Loans allocated to Funding pursuant to the terms of the Mortgages Trust and (2) to record the application of Funding Available Principal Receipts to any Funding Issuer to fund the Issuer Liquidity Reserve Fund of such Issuer;

      (f) maintain the Funding 2 Principal Deficiency Ledger, and record (1) any principal Losses on the Mortgage Loans allocated to Funding 2 pursuant to the terms of the Mortgages Trust (2) the use of Funding 2 Principal Receipts to meet any deficiency in Funding 2 Available Revenue Receipts (3) the application of Funding 2 Available Revenue Receipts to reduce the balances on the Funding 2 Principal Deficiency Ledger and (5) to record the application of Funding 2 Available Principal Receipts to fund the Funding 2 Liquidity Reserve Fund;

      (g) provide the Mortgages Trustee, each Funding Beneficiary (as applicable), each Funding Security Trustee (as applicable and upon its request) and the Rating Agencies with (as applicable) monthly or quarterly reports in relation to the Mortgages Trustee and each Funding Beneficiary as set forth on Schedule 3;

      (h) operate the Mortgages Trustee Bank Accounts, the Funding Bank Accounts and the Funding 2 Bank Accounts and ensure that payments are made into and from such accounts in accordance with this Agreement and any other applicable Transaction Document, PROVIDED HOWEVER, that nothing herein shall require the Cash Manager to make funds available to the Mortgages Trustee or any Funding Beneficiary to enable such payments to be made other than as expressly required by the provisions of this Agreement;

      (i) in relation to the payments to be made to each Funding Issuer, make withdrawals under the applicable Issuer Reserve Fund, if required;

      (j) in relation to the payments to be made to each Funding Issuer, make any required withdrawals under the applicable Issuer Liquidity Reserve Fund;

      (k) maintain any Issuer Reserve Fund Ledger, and record the amount credited to any Issuer Reserve Fund on the Initial Closing Date and subsequent withdrawals and deposits in respect of any Issuer Reserve Fund;

      (l) maintain any Issuer Liquidity Reserve Ledger, if any, and record the amount credited to any Issuer Liquidity Reserve Fund from time to time and subsequent withdrawals and deposits in respect of any Issuer Liquidity Reserve Fund;

      (m) maintain the Funding 2 Reserve Ledger and record the amount credited to the Funding 2 Reserve Fund from time to time and subsequent withdrawals in respect of the Funding 2 Reserve Fund;

      (n) maintain the Funding 2 Liquidity Reserve Ledger, if any, and record the amount credited to the Funding 2 Liquidity Reserve Fund from time to time and subsequent withdrawals in respect of the Funding 2 Liquidity Reserve Fund;

      (o) maintain the Funding 2 Liquidity Facility Ledger, if any, and record the amount available in respect of the Funding 2 Liquidity Facility from time to time and subsequent drawings and repayments in respect of the Funding 2 Liquidity Facility;

      (p) keep records for all taxation purposes (including, without limitation VAT);

      (q) subject to any applicable law, assist the auditors of the Mortgages Trustee, Funding and Funding 2 and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors;

      (r) make all filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the respective businesses of the Mortgages Trustee and each Funding Beneficiary or required to be given by the Mortgages Trustee and each Funding Beneficiary pursuant to the Transaction Documents;

      (s) arrange for all payments due to be made by the Mortgages Trustee and/or each Funding Beneficiary under any of the Transaction Documents, PROVIDED THAT such monies are at the relevant time available to the Mortgages Trustee and/or the applicable Funding Beneficiary and PROVIDED FURTHER that nothing herein shall constitute a guarantee by the Cash Manager of all or any of the obligations of the Mortgages Trustee or any Funding Beneficiary under any of the Transaction Documents;

      (t) without prejudice to the role of and in conjunction with the Corporate Services Provider to the Mortgages Trustee and each Funding Beneficiary under the relevant Corporate Services Agreement, keep general books of account and records of the Mortgages Trustee and each Funding Beneficiary; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of Tax returns;

      (u) without prejudice to the role of and in conjunction with the Corporate Services Provider to the Mortgages Trustee and each Funding Beneficiary under the relevant Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Mortgages Trustee and each Funding Beneficiary including the keeping of all registers and the making of all returns and filings required by applicable law or by U.S., U.K. or Jersey regulatory authorities (including the Securities and Exchange Commission), co-operate in the convening of board and general meetings and provide registered office facilities;

      (v) on behalf of the Mortgages Trustee and each Funding Beneficiary, PROVIDED THAT such monies are at the relevant time available to the Mortgages Trustee or the applicable Funding Beneficiary, pay all the out-of-pocket expenses of the Mortgages Trustee and each Funding Beneficiary, incurred by the Cash Manager on behalf of the Mortgages Trustee and each Funding Beneficiary in the performance of the Cash Manager's duties hereunder including without limitation:

      (i) all Taxes which may be due or payable by the Mortgages Trustee and each Funding Beneficiary ;

            (ii) all registration, transfer, filing and other fees and other charges payable in respect of the sale by the Seller of the Mortgage Portfolio to the Mortgages Trustee;

            (iii) all necessary filing and other fees in compliance with regulatory requirements;

            (iv) all legal and audit fees and other professional advisory fees;

            (v) all communication expenses including postage, courier and telephone charges; and

            (vi) all premiums payable by the Mortgages Trustee in respect of the Insurance Policies;

      (w) at the request of Funding (and following the enforcement of the Funding Security, with the prior written consent of the Security Trustee), the Cash Manager may invest monies standing from time to time to the credit of the Funding GIC Account or any Funding (Issuer) GIC Account (including any amounts credited thereto and representing amounts standing to the credit of such Issuer Liquidity Reserve Fund, if any) in Authorised Investments, subject to the following provisions:

            (i) any such Authorised Investment shall be made in the joint names of Funding and the Security Trustee;

            (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Cash Manager and the Security Trustee by Funding;

            (iii) all income or proceeds following the disposal or maturity of
                  Authorised Investments shall be credited to the Funding GIC Account or any Funding (Issuer) GIC Account, as applicable; and

            (iv) following the enforcement of the Funding Security no such investment may be made without the prior written consent of the Security Trustee.

            The Security Trustee and the Cash Manager shall not be responsible (save where any loss results from the Security Trustee's or the Cash Manager's own fraud, wilful default or gross negligence or that of its officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions; and

      (x) at the request of Funding 2 (and following the enforcement of the Funding 2 Security, with the prior written consent of the Funding 2 Security Trustee), the Cash Manager may invest monies standing from time to time to the credit of the Funding 2 GIC Account in Authorised Investments, subject to the following provisions:

            (i) any such Authorised Investment shall be made in the joint names of Funding 2 and the Funding 2 Security Trustee;

            (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Cash Manager and the Funding 2 Security Trustee by Funding 2;

            (iii) all income or proceeds following the disposal or maturity of
                  Authorised Investments shall be credited to the Funding 2 GIC Account; and

            (iv) following the enforcement of the Funding 2 Security no such investment may be made without the prior written consent of the Funding 2 Security Trustee.

            The Funding 2 Security Trustee and the Cash Manager shall not be responsible (save where any loss results from the Funding 2 Security Trustee's or the Cash Manager's own fraud, wilful default or gross negligence or that of its officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions

      (y) provide services in relation to Swap Collateral or Funding Swap Collateral (including, without limitation, in connection with the transfer, receipt, administration and/or holding of Swap Collateral or Funding Swap Collateral, the making of calculations, determinations, communications or valuations, the opening and maintenance of the Funding Swap Collateral Accounts, the Funding 2 Swap Collateral Accounts, the Funding Swap Collateral Ledger and the Funding 2 Swap Collateral Ledger; and the entering into of Funding Swap Collateral Ancillary Documents and Funding 2 Swap Collateral Ancillary Documents); and

      (z) take such other action or provide any other Cash Management Services as is required in the Transaction Documents.

                                  SCHEDULE 2
                  Cash Management and Maintenance of Ledgers

1.    Determination

      Mortgage Trustee

      (a) On or before each Distribution Date based on the aggregate amount of monies standing to the credit of the Mortgages Trustee Transaction Account and the Mortgages Trustee GIC Account as at close of business on the preceding day, the Cash Manager shall determine each of the following:

            (i) the amount of Principal Receipts and Revenue Receipts received during the immediately preceding Trust Calculation Period and during each Interim Calculation Period (as defined in the Mortgages Trust Deed), if any, during such immediately preceding Trust Calculation Period;

            (ii) the amount of any Mortgages Trustee Available Revenue Receipts received during the immediately preceding Trust Calculation Period;

            (iii) the amount of any net credit on the Non-Flexible
                  Overpayments Sub Ledger;

            (iv) the amount of Mortgages Trustee Available Revenue Receipts and Principal Receipts to be distributed to each of Funding, Funding 2 and to the Seller on such Distribution Date;

            (v) whether each of the Issuer Arrears Test, the Issuer Reserve Requirement and the Subordinated Principal Test is satisfied on such date and shall promptly notify the relevant Issuer Cash Manager of such determinations; and

            (vi) the various amounts, balances and rates to be calculated in accordance with any Swap Agreement and the Funding Basis Rate Swap Agreement and in respect of each Swap Agreement and the Funding Basis Rate Swap Agreement, shall promptly notify (as applicable) each Funding Beneficiary, each Issuer, each Issuer Cash Manager, each Issuer Security Trustee and each Calculation Agent (as defined in each Basis Rate Swap Agreement and the Funding Basis Rate Swap Agreement) of such amounts, balances and rates.

      (b) On or before each Distribution Date (and, in respect of Clause 1(b)(ii) below, on each Assignment Date and Funding Contribution
            Date), the Cash Manager shall determine each of the following:

            (i) the amount of any Losses incurred on the Mortgage Loans during the immediately preceding Trust Calculation Period and during each

                  Interim Calculation Period (as defined in the Mortgages Trust Deed), if any, during such immediately preceding Trust Calculation Period;

            (ii) the Funding Share, the Funding 2 Share, the Seller Share, the Funding Share Percentage, the Funding 2 Share Percentage and the Seller Share Percentage in accordance with Clause 8 (Adjustment of Funding Share Percentage, Funding 2 Share Percentage and Seller Share Percentage) of the Mortgages Trust Deed;

            (iii) to the extent (i) the Seller has sold and assigned New
                  Mortgage Loans, or (ii) Funding or Funding 2 has made a Contribution (excluding a Deferred Contribution) to the Mortgages Trustee during the immediately preceding Trust Calculation Period, the Weighted Average Funding Share Percentage, the Weighted Average Funding 2 Share Percentage and the Weighted Average Seller Share Percentage (in respect of Revenue Receipts, Principal Receipts and Losses) in accordance with Clause 8.3 (Weighted Average Funding Share Percentage and Weighted Average Funding 2 Share Percentage) and Clause 8.7 (Weighted Average Seller Share Percentage), respectively, of the Mortgages Trust Deed; and

            (iv) the Minimum Seller Share in accordance with Clause 9.2 (Fluctuation of Minimum Seller Share on each Distribution
                  Date) of the Mortgages Trust Deed.

      Funding

      (c) On each Distribution Date, in relation to the Mortgages Trustee Revenue Receipts received from the Mortgages Trustee on such Distribution Date which are to be distributed to Funding, the Cash Manager shall determine each of the following amounts:

            (i) an amount equal to all amounts to be applied on the immediately succeeding Payment Dates for Group 1 Issuers and Group 2 Issuers set forth under items (A)-(D) of the Funding Pre-Enforcement Revenue Priority of Payments or, as the case may be, items (A)-(C) of the Funding Post-Enforcement Priority of Payments, and

            (ii)  (A)   an amount which is equal to the lesser of:

                        (1) an amount equal to the aggregate of the amounts to be applied on the immediately succeeding Payment Date for all Group 1 Issuers as set forth under items (E)-(Q) of the Funding Pre-Enforcement Revenue Priority of Payments or, as the case may be, items (D)-(G) of the Funding Post-Enforcement Priority of Payments (but excluding any principal amount due under any Funding Intercompany Loan (save that, for the avoidance of doubt, such exclusion shall not apply in respect of any

                              Group 1 Available Revenue Receipts which are applied by any Group 1 Issuer to credit that Issuer's Principal Deficiency Ledgers and thereby reduce the principal payable under that Issuer's Intercompany Loan) and any amount of Deferred Contribution under item (P) of the Funding Pre-Enforcement Revenue Priority of Payments and/or item (F) of the Funding Post-Enforcement Priority of Payments), less all other amounts (not derived from the distribution of Mortgages Trustee Available Revenue Receipts under the Mortgages Trust) which will constitute Group 1 Available Revenue Receipts on the immediately succeeding Payment Date; and

                        (2)   an amount (not less than zero) equal to:

                              remaining Mortgages Trustee
                              Available Revenue Receipts     x     Group 1 Share Percentage
                              allocated to Funding

                  (B)   an amount which is equal to the lesser of:

                        (1) an amount equal to the aggregate of the amounts to be applied on the immediately succeeding Payment Date for all Group 2 Issuers as set forth under items (E)-(Q) of the Funding Pre-Enforcement Revenue Priority of Payments or, as the case may be, items (D)-(G) of the Funding Post-Enforcement Priority of Payments (but excluding any principal amount due under any Funding Intercompany Loan (save that, for the avoidance of doubt, such exclusion shall not apply in respect of any Group 2 Available Revenue Receipts which are applied by any Group 2 Issuer to credit that Issuer's Principal Deficiency Ledger and thereby reduce the principal payable under that Issuer's Intercompany Loan) and any amount of Deferred Contribution under item (P) of the Funding Pre-Enforcement Revenue Priority of Payments and/or item (F) of the Funding Post-Enforcement Priority of Payments), less all other amounts (not derived from the distribution of Mortgages Trustee Available Revenue Receipts under the Mortgages Trust) which will constitute Group 2 Available Revenue Receipts on the immediately succeeding Payment Date; and

                        (2)   an amount (not less than zero) equal to:

                              remaining Mortgages Trustee    x     Group 2  Share Percentage
                              Available Revenue Receipts

                              allocated to Funding

                  (iii) either:

                        (A) an amount in respect of all Group 1 Issuers towards any remaining revenue amounts which will be due and payable (taking into account the amount determined under paragraph 1(c)(ii) above) on the immediately succeeding Payment Date for Group 1 Issuers under such Issuers' Intercompany Loans; or

                        (B) an amount in respect of all Group 2 Issuers towards any remaining revenue amounts which will be due and payable (taking into account the amount determined under paragraph 1(c)(B) above) on the immediately succeeding Payment Date for Group 2 Issuers under such Issuers' Intercompany Loans;

            Following determination of the amounts under this paragraph 1(c), the Cash Manager shall allocate such Mortgages Trustee Available Revenue Receipts allocated to Funding to the expenses of Funding, the Group 1 Issuers and the Group 2 Issuers by recording such amounts on the Funding Expenses Sub-Ledger, the Group 1 Revenue Sub-Ledger or the Group 2 Revenue Sub-Ledger, as the case may be, as set forth in paragraph 13 below.

      (d) On each Distribution Date in relation to Mortgages Trustee Principal Receipts received from the Mortgages Trustee on such Distribution Date and amounts standing to the credit of the Funding Principal Ledger (taking into account amounts already standing to the credit of the Group 1 Principal Sub-Ledger and the Group 2 Principal Sub-Ledger), the Cash Manager shall determine each of the following amounts as follows:-

            (i)   (A)   for each Funding Issuer, an amount by which the Issuer
                        Liquidity Reserve Fund relating to that Issuer will be less than the Issuer Liquidity Reserve Required
                        Amount, in each case prior to the distribution of Group 1 Available Principal Receipts or Group 2
                        Available Principal Receipts, as applicable, on the Payment Date for such Issuer immediately succeeding such Distribution Date; and

                  (B) for each Funding Issuer, an amount distributable on the immediately succeeding Payment Dates for Group 1 Issuers and Group 2 Issuers to any Group 1 and Group 2 Issuers in respect of Money Market Notes of such Issuers having Controlled Amortisation Instalments due on such Payment Dates;

            (ii)  (A)   an amount which is equal to the lesser of:-

                        (I) the principal amount due on the Intercompany Loans of all Group 1 Issuers equal to the Controlled Amortisation Instalments due for non-Money Market Notes, if any, on the Payment Date for Group 1 Issuers immediately succeeding such Distribution Date (in each case determined on the assumption that the Issuer Reserve Requirement, the Issuer Arrears Test and the Subordinated Principal Test are satisfied on that Payment Date); and

                        (II)  an amount equal to:

                              Mortgages Trustee Principal
                              Receipts plus any amounts standing            Group 1 Share
                              to the credit of the Funding           x      Percentage
                              Principal Ledger (less any amounts
                              applied in paragraph (i) above)

                  (B)   an amount which is equal to the lesser of:

                        (1) the principal amount due on the Intercompany Loans of all Group 2 Issuers equal to the Controlled Amortisation Amounts due for non-Money Market Notes, if any, on the Payment Date for Group 2 Issuers immediately succeeding such Distribution Date (in each case determined on the assumption that the Issuer Reserve Requirement, the Issuer Arrears Test and the Subordinated Principal Test are satisfied on that Payment Date); and

                        (III) an amount equal to:

                              Mortgages Trustee Principal
                              Receipts plus any amounts
                              standing to the credit of        x     Group 2 Share Percentage
                              the Funding Principal Ledger
                              (less any amounts applied
                              in paragraph (i) above)

            (iii) either:

                  (A) an amount in respect of all Group 1 Issuers towards any principal amounts remaining which will be due and payable (taking into account the amount determined under paragraphs 1(d)(i)(B) and 1(d)(ii)(A) above) on the immediately succeeding Payment Date under such Issuers' Intercompany Loans (in each case determined on the assumption that the Issuer Reserve Requirement, the Issuer Arrears Test and the Subordinated Principal Test are satisfied on that Payment Date); or

                  (B) an amount in respect of all Group 2 Issuers towards any principal amounts remaining which will be due and payable

                        (taking into account the amount determined under paragraphs 1(d)(i)(B) and 1(d)(ii)(B) above) on the immediately succeeding Payment Date under such Issuers' Intercompany loans (in each case determined on the assumption that the Issuer Reserve Requirement, the Issuer Arrears Test and the Subordinated Principal Test are satisfied on that Payment Date).

            For purposes of calculating the Group 1 Share Percentage and the Group 2 Share Percentage in paragraphs 1(d)(ii)(A)(2) and 1(d)(ii)(B)(2) above, respectively, the Outstanding Principal Balance of the relevant Intercompany Loan shall be deemed to be reduced by the amount of: (a) any deficiency recorded on the Issuer Principal Deficiency Ledger of that Issuer as at the relevant Payment Date, but only to the extent that such deficiency has arisen as a result of (i) losses on the Mortgage Loans allocated by Funding to that Issuer and/or (ii) the application of Funding Available Principal Receipts to fund the Issuer Liquidity Reserve Fund of that Issuer but not as a result of any other principal deficiency of that Issuer; and (b) the Outstanding Principal Balance as of such Payment Date of any Special Repayment Notes issued by that Issuer.

            Following determination of the amounts under this paragraph 1(d), the Cash Manager shall allocate the Mortgages Trustee Available Principal Receipts to the Group 1 Issuers and Group 2 Issuers by recording such the amounts on the Group 1 Principal Sub- Ledger or Group 2 Principal Sub-Ledger, as the case may be, as set forth in paragraph 16 below.

      (e) No later than each Distribution Date immediately prior to each Payment Date, the Cash Manager shall determine each of the following:

            (i) the amount of any Group 1 Available Revenue Receipts or Group 2 Available Revenue Receipts, as applicable, to be applied on the relevant Payment Date in accordance with the Funding Pre-Enforcement Revenue Priority of Payments; and

            (ii) the amount of any Group 1 Available Principal Receipts or Group 2 Available Principal Receipts, as applicable, to be applied on the following Payment Date in accordance with the Funding Pre-Enforcement Principal Priority of Payments.

      (f) No later than each Distribution Date immediately prior to each Payment Date, the Cash Manager shall determine each of the following:

            (i) the amount of any Issuer Allocable Revenue Receipts for each Funding Issuer to be applied on the relevant Payment Date in accordance with the Funding Pre-Enforcement Revenue Priority of Payments;

            (ii) the amount of any Issuer Allocable Principal Receipts for each Funding Issuer to be applied on the following Payment Date in accordance with the Funding Pre-Enforcement Principal Priority of Payments; and

            (iii) the amount of any Group 1 Shared Issuer Revenue Receipts or
                  Group 2 Shared Issuer Revenue Receipts and Group 1 Shared Issuer Principal and Group 2 Receipts Shared Issuer Principal Receipts to be applied on the following Payment Date in accordance with the Funding Priority of Payments.

      Funding 2

      (g) Prior to each Distribution Date, the Cash Manager shall determine each of the following:

            (i) whether the relevant Distribution Date is within a Cash Accumulation Period relating to a Bullet Repayment Loan Amount (the Cash Accumulation Period being calculated separately for each Bullet Repayment Loan Amount); and

            (ii) the Repayment Requirement of Funding 2 for the relevant Distribution Date.

      (h) No later than the Distribution Date immediately prior to each Monthly Payment Period, the Cash Manager shall determine each of the following:

            (i) the aggregate amount of any Funding 2 Available Revenue Receipts to be applied on all Monthly Payment Dates falling in the relevant Monthly Payment Period in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments;

            (ii) the aggregate amount of any Funding 2 Available Principal Receipts to be applied on all Monthly Payment Dates falling in the relevant Monthly Payment Period in accordance the Funding 2 Pre-Enforcement Principal Priority of Payments;

            (iii) the amount required to satisfy each of the payments and provisions in items (A) to (X) of the Funding 2
                  Pre-Enforcement Revenue Priority of Payments due on each Monhtly Payment Date falling in the relevant Monthly Payment Period and the aggregate of all such amounts; and

            (iv) the amount required to satisfy each of the payments and provisions in each item of the Funding 2 Pre-Enforcement Principal Priority of Payments due on each Monthly Payment Date falling in the relevant Monthly Payment Period and the aggregate of all such amounts.

      (i) The Cash Manager shall make all the determinations referred to in paragraphs 1(a) to (h) herein on the basis of the following assumptions:

            (i)   that the amount of any Losses will not increase;

            (ii) that any debit balance on any Issuer Principal Deficiency Ledger or the Funding 2 Principal Deficiency Ledger will not increase; and

            (iii) such other assumptions (including without limitation as to the amount of any payments or provisions to be made in accordance with the applicable Funding Priority of Payments (during the period from and including the Distribution Date immediately prior to each Payment Date to and excluding such Payment Date) and/or the applicable Funding 2 Priority of Payments (during the period from and including the Distribution Date immediately prior to the relevant Monthly Payment Period to and excluding the first day of the relevant Monthly Payment Period)) as the Cash Manager considers appropriate.

            The Cash Manager shall notify the Mortgages Trustee, each Funding Beneficiary and each Funding Security Trustee on request of any such other assumptions and shall take account of any representations made by the Mortgages Trustee, and (in the case of Funding) by Funding and the Security Trustee and (in the case of Funding 2) by Funding 2 and the Funding 2 Security Trustee (as the case may be) in relation thereto.

      (j)   The Cash Manager shall:

            (i) make or procure to be made all returns and filings required to be made by each Funding Beneficiary and the Mortgages Trustee;

            (ii) itself on behalf of each Funding Beneficiary and the Mortgages Trustee, provided that such moneys are at the relevant time available to each Funding Beneficiary and the Mortgages Trustee, pay all out-of-pocket expenses of each Funding Beneficiary and the Mortgages Trustee incurred in the performance of the Cash Manager's duties hereunder including, without limitation, all fees payable to the London Stock Exchange Limited.

      (k) The Cash Manager shall, if necessary, perform all currency conversions free of charge, cost or expense at the relevant exchange rate (for the purposes of any calculations referred to above, (i) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g. 9.876541% being rounded down to 9.87654% and (ii) any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice).

      (l) Each determination made in accordance with this paragraph 1 shall (in the absence of bad faith, wilful default, negligence and manifest error) be final and binding on all persons.

2.    Notification of Determinations

      The Cash Manager shall cause:

      (a) each determination of Principal Receipts, Revenue Receipts, Losses, Mortgages Trustee Available Revenue Receipts, the Funding Share, the Funding 2 Share, the Seller Share, the Funding Share Percentage, the Funding 2 Share Percentage, the Seller Share Percentage, the Weighted Average Funding Share Percentage, the Weighted Average Funding 2 Share Percentage, the Weighted Average Seller Share Percentage and the Minimum Seller Share to be notified forthwith to the Mortgages Trustee, the Beneficiaries and each Funding Security Trustee;

      (b) each determination of Group 1 Available Principal Receipts, Group 2 Available Principal Receipts, Group 1 Available Revenue Receipts, Group 2 Available Revenue Receipts and the determinations made under paragraphs 1(c) and 1(d) above to be notified forthwith to Funding, the Security Trustee and the relevant Issuer Cash Manager; and

      (c) each determination of Funding 2 Available Principal Receipts, Funding 2 Available Revenue Receipts and the determinations made under paragraph 1(g) to be notified forthwith to Funding 2, the Funding 2 Security Trustee and the relevant Issuer Cash Manager.

3.    Priority of Payments for Mortgages Trustee Available Revenue Receipts

      The Cash Manager shall (unless the intended recipient of the relevant payment agrees otherwise) on each Distribution Date withdraw Cash from the Mortgages Trustee GIC Account and/or, in the case of sums to be provided for, retain Cash in the amounts required (to the extent that such withdrawal does not cause the Mortgages Trustee GIC Account to become overdrawn or, if any amounts are retained by way of provision for the relevant liability and are thus not withdrawn, to the extent that withdrawal of those amounts that are withdrawn would not, if such retained amounts were also to be withdrawn, cause the balance on the Mortgages Trustee GIC Account to become overdrawn). The aggregate amount of the withdrawal shall equal the Mortgages Trustee Available Revenue Receipts on each Distribution Date. The withdrawal shall be used to make the payments and provisions in the order of priority set out in Clause
      10.2 (Distribution of Mortgages Trustee Available Revenue Receipts) of the Mortgages Trust Deed (in each case only if and to the extent that payments or provisions of a higher priority have been made in full).

4.    Priority of Payments for Mortgages Trustee Principal Receipts

      The Cash Manager shall (unless the intended recipient of the relevant payment agrees otherwise) on each Distribution Date, (i) withdraw Cash from the Mortgages Trustee GIC Account in an amount equal to the Mortgages Trustee Principal Receipts (to the extent only that such withdrawal does not cause the Mortgages Trustee GIC Account to become overdrawn or, if any amounts are retained by way of provision for the relevant liability and are thus not withdrawn, to the extent that withdrawal of those amounts that are withdrawn would not, if such retained amounts were also to be withdrawn, cause the balance on the Mortgages Trustee GIC Account to become overdrawn) to make the payments in the order of priority set out in Clause 11 of the Mortgages Trust Deed (Distribution of Principal Receipts) and/or, (ii) until such time as the same may be distributed in accordance with the Mortgages Trust Deed, retain Cash in the Mortgages Trustee GIC Account in the amount of any net credit on the Non-Flexible Overpayments Sub Ledger.

5.    Priority of Payments for Funding Available Revenue Receipts

      Group 1 Available Revenue Receipts and Group 2 Available Revenue Receipts (including Issuer Allocable Revenue Receipts) will be applied by the Cash Manager on the relevant Payment Dates until enforcement of the Funding Security pursuant to the Funding Deed of Charge or until such time as there are no outstanding Funding Secured Obligations, in making such payments and provisions in the order of priority set out in the Funding Pre-Enforcement Revenue Priority of Payments (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) as set out in Part I of Schedule 3 to the Funding Deed of Charge (as the same may be amended, varied or restated from time to time).

6.    Priority of Payments for Funding Available Principal Receipts

      Group 1 Available Principal Receipts and Group 2 Available Principal Receipts (including Issuer Allocable Principal Receipts) will be applied by the Cash Manager on each Payment Date until enforcement of the Funding Security pursuant to the Funding Deed of Charge or until such time as there are no outstanding Funding Secured Obligations, in making such payments and provisions in the order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) set out in Part II of Schedule 3 to the Funding Deed of Charge.

7.    Priority of Payments for Funding 2 Available Revenue Receipts

      (a) Prior to the enforcement of the Funding 2 Security, on or prior to the first day of each Monthly Payment Period, the Cash Manager will, subject to the rules for application of Funding 2 Available Revenue Receipts and the rules for application of Funding 2 Available Revenue Receipts following the occurrence of a Pass-Through Trigger Event during a Monthly Payment Period set out in Parts I and IV respectively of Schedule 3 to the Funding 2 Deed of Charge, allocate the Funding 2 Available Revenue Receipts towards the payments and provisions in respect of amounts due on all Monthly Payment Dates falling in such Monthly Payment Period in the order of priority set out in the Funding 2 Pre-Enforcement Revenue Priority of Payments (in each case only if and to the extent that payments or provisions of a higher priority in respect of amounts due on any Monthly Payment Date falling in such Monthly Payment Period have been made or provided for in full). The Funding 2 Available Revenue Receipts so allocated will not be applied in satisfaction of any payment or provision until the Monthly Payment Date in such Monthly Payment Period on which such payment or provision is required to be made.

      (b) The allocation of Funding 2 Available Revenue Receipts towards the payments and provisions in respect of amounts due under any item of the

            Funding 2 Pre-Enforcement Revenue Priority of Payments on all Monthly Payment Dates falling in such Monthly Payment Period shall be made in no order of priority but in proportion to the respective amounts due under such item (in each case only if and to the extent that payments or provisions of a higher priority in respect of amounts due under such item on any Monthly Payment Date falling in such Monthly Payment Period have been made in full).

      (c) On the date of which the Funding 2 Available Revenue Receipts are allocated in accordance with sub-paragraph (a) above, the Cash Manager shall record in the appropriate sub-ledgers and sub-sub-ledgers to the Funding 2 Intercompany Loan Ledger the amount of the Funding 2 Available Revenue Receipts allocated to make payments of interest and other amounts (other than principal) due under each applicable Loan Tranche on any Monthly Payment Date falling in the relevant Monthly Payment Period.

      (d) On each Monthly Payment Date falling in the relevant Monthly Payment Period and until enforcement of the Funding 2 Security pursuant to the Funding 2 Deed of Charge or until such time as there are no outstanding Funding 2 Secured Obligations, the amount of Funding 2 Available Revenue Receipts so allocated in accordance with sub-paragraph (a) above towards each payment and provision in respect of amounts due on the relevant Monthly Payment Date shall be applied to making such payment or provision (save that, in respect of amounts due to third parties by Funding 2 under item
            (C) of the Funding 2 Pre-Enforcement Revenue Priority of Payments, such payments will be made when due).

      (e) For the avoidance of doubt, in relation to the payment of interest and other amounts (other than principal) due in respect of a Loan Tranche on any Monthly Payment Date falling in a Monthly Payment Period prior to the enforcement of the Funding 2 Security pursuant to the Funding 2 Deed of Charge, the amount of Funding 2 Available Revenue Receipts allocated to payment of such amounts on such Monthly Payment Date will be the amount of Funding 2 Available Revenue Receipts recorded in the applicable sub-ledger (and sub-sub-ledger) to the Funding 2 Intercompany Loan Ledger in respect of such Loan Tranche.

8.    Priority of Payments for Funding 2 Available Principal Receipts

      (a) On or prior to the first day of the relevant Monthly Payment Period, and until enforcement of the Funding 2 Security pursuant to the Funding 2 Deed of Charge, the Funding 2 Available Principal Receipts shall be allocated towards the payments and provisions in respect of amounts due on all Monthly Payment Dates falling in such Monthly Payment Period in the order of priority set out in the Funding 2 Pre-Enforcement Principal Priority of Payments (in each case only if and to the extent that payments or provisions of a higher priority in respect of amounts due on any Monthly Payment Date falling in such Monthly Payment Period have been made in full). The Funding 2 Available Principal Receipts so allocated will not be applied in satisfaction of any payment or provision until the Monthly Payment Date in such Monthly Payment Period on which such payment or provision is required to be made.

      (b) The allocation of Funding 2 Available Principal Receipts towards the payments and provisions in respect of amounts due under any item of the Funding 2 Pre-Enforcement Principal Priority of Payments on all Monthly Payment Dates falling in such Monthly Payment Period shall be made in no order of priority but in proportion to the respective amounts due under such item (in each case only if and to the extent that payments or provisions of a higher priority in respect of amounts due under such item on any Monthly Payment Date falling in such Monthly Payment Period have been made in full).

      (c) On the date of which the Funding 2 Available Principal Receipts are allocated in accordance with sub-paragraph (a) above, the Cash Manager shall record in the appropriate sub-ledgers and sub-sub-ledgers to the Funding 2 Intercompany Loan Ledger the amount of the Funding 2 Available Principal Receipts allocated to make repayments of principal due under each applicable Loan Tranche on any Monthly Payment Date falling in the relevant Monthly Payment Period.

      (d) On each Monthly Payment Date falling in the relevant Monthly Payment Period and until enforcement of the Funding 2 Security pursuant to the Funding 2 Deed of Charge or until such time as there are no outstanding Funding 2 Secured Obligations, the amount of Funding 2 Available Principal Receipts so allocated in accordance with sub-paragraph (a) above towards each payment and provision in respect of amounts due on the relevant Monthly Payment Date shall be applied to the making of such payment or provision.

      (e) For the avoidance of doubt, in relation to the repayment of principal due in respect of a Loan Tranche on any Monthly Payment Date falling in a Monthly Payment Period prior to the enforcement of the Funding 2 Security pursuant to the Funding 2 Deed of Charge, the amount of Funding 2 Available Principal Receipts allocated to payment of such amounts on such Monthly Payment Date will be the amount of Funding 2 Available Principal Receipts recorded in the applicable sub-ledger (and sub-sub-ledger) to the Funding 2 Intercompany Loan Ledger in respect of such Loan Tranche.

9.    Other Payments

      Each of the Beneficiaries and the Cash Manager agrees, and the Mortgages Trustee concurs, that (save as otherwise specified below) the following payments may be made from the Mortgages Trustee GIC Account (to the extent that withdrawal of those amounts would not cause the balance of the Mortgages Trustee GIC Account to become overdrawn) on any date:

      (a) if any amount has been received from a Borrower for the express purpose of payment being made to a third party for the provision of a service (including giving insurance cover) to any of that Borrower or the Seller or the Mortgages Trustee, to pay such amount when due to such third party or, in the case of the payment of an insurance premium, where such third party and the Cash Manager have agreed that payment of commission should be made by deduction from such insurance premium, to pay such amount less such commissions when due to such third party and to pay such commission to the Cash Manager and to pay any premiums in respect of any Insurance Policy or other insurance policy relating to any Mortgage Loan comprised in the Mortgage Portfolio;

      (b) to pay to any person (including the Cash Manager) any amounts due arising from any unintentional overpayment (and not an Overpayment) by any person or arising from any reimbursement by any person of any such overpayment (including, for the avoidance of doubt, where arising from the failure of a direct debit);

      (c) to pay when due (but subject to any right to refuse or withhold payment or of set-off that has arisen by reason of the Borrower's breach of the terms of the relevant Mortgage or Mortgage Loan) any amount payable to a Borrower under the terms of the Mortgage or the Mortgage Loan to which that Borrower is a party, and to pay when due any amount payable by the Mortgages Trustee to the Seller pursuant to Clauses 3.2 (Purchase Price), 4.5 (Purchase Price) and
            5.2 (Trust in favour of Seller) of the Mortgage Sale Agreement;

      (d) to pay to the Seller any amounts (including, for the avoidance of doubt, any Early Repayment Charges) received and held by the Mortgages Trustee on trust for the Seller pursuant to Clause 5 (Trust of Monies) of the Mortgage Sale Agreement;

      (e) to pay when due and payable any amounts due and payable by the Mortgages Trustee to third parties and incurred without breach by the Mortgages Trustee of the Mortgages Trust Deed and not provided for payment elsewhere in this paragraph 9;

      (f) to refund any amounts due arising from the rejection of any payments in respect of a Mortgage Loan and any other amounts which have not been received by the Mortgages Trustee as cleared funds; and

      (g) to refund to the Seller any amounts which represent amounts received from Borrowers but which do not form part of the Mortgage Account or comprise unpaid interest as at the relevant Closing Date and which are amounts owed by such Borrowers in respect of any period prior to the relevant Closing Date as and when identified by the Cash Manager and if a Borrower fails to pay the full amount that it owes, the Cash Manager shall be obliged to refund to the Seller only such portion of the amount which relates to any period prior to the relevant Closing Date.

10.   Use of Ledgers

      The Cash Manager shall forthwith record monies received or payments made by it on behalf of the Mortgages Trustee, Funding or Funding 2 in the ledgers in the manner set out in this Agreement. If, at any time, the Cash Manager is in any doubt as to which ledger a particular amount should be credited or debited, it shall consult with the Funding Security Trustees (in relation to the Mortgages Trustee Ledgers) or with the Security Trustee (in relation to the Funding Ledgers) or with the Funding 2 Security Trustee (in relation to the Funding 2 Ledgers).

      Except in the case of the Funding Principal Deficiency Ledger and the Funding 2 Principal Deficiency Ledger, a debit item shall only be made in respect of any of the Mortgages Trustee Ledgers, Funding Ledgers and the Funding 2 Ledgers and the corresponding payment or transfer (if any) may only be made from the applicable Mortgages Trustee Bank Account, the applicable Funding Bank Account or the applicable Funding 2 Bank Account, as the case may be, to the extent that such entry does not cause the relevant ledger to have a debit balance. In the case of the Funding Principal Deficiency Ledger and the Funding 2 Principal Deficiency Ledger, a credit item shall only be made to the extent that such entry does not cause such ledger to have a credit balance.

11.   Revenue Ledger

      The Cash Manager shall ensure that:

      (a)   the following amounts shall be credited to the Revenue Ledger:

            (i)   all Revenue Receipts; and

            (ii) all interest received by the Mortgages Trustee on the Mortgages Trustee Transaction Account and the Mortgages Trustee GIC Account; and

      (b) any payment or provision made under paragraph 3 herein shall be debited to the Revenue Ledger.

12.   Principal Ledger

      The Cash Manager shall ensure that:

      (a)   all Principal Receipts shall be credited to the Principal Ledger;
            and

      (b) any payment or provision made under paragraph 4 herein shall be debited to the Principal Ledger.

13.   Losses Ledger

      The Cash Manager shall ensure that all Losses shall be recorded in the Losses Ledger.

14.   Funding Share/Funding 2 Share/Seller Share Ledger

      The Cash Manager shall ensure that the Current Funding Share and the Current Funding Share Percentage of the Trust Property, the Current Funding 2 Share and the Current Funding 2 Share Percentage of the Trust Property and the Current Seller Share and the Current Seller Share Percentage of the Trust Property are recorded in the Funding Share/Funding 2 Share/Seller Share Ledger on the Initial Closing Date and thereafter on each Distribution Date. In addition to the foregoing, if:

      (a)   the Seller has assigned New Mortgage Loans to the Mortgages
            Trustee; or

      (b) Funding has paid a Further Contribution to the Mortgages Trustee to increase the Funding Share of the Trust Property; or

      (c) Funding 2 has paid an Initial Contribution or a Further Contribution to the Mortgages Trustee to increase the Funding 2 Share of the Trust Property,

      during the Trust Calculation Period immediately preceding a Distribution Date, the Cash Manager shall ensure that the Current Funding Share and the Current Funding Share Percentage of the Trust Property, the Current Funding 2 Share and the Current Funding 2 Share Percentage of the Trust Property and the Current Seller Share and the Current Seller Share Percentage of the Trust Property, as recalculated on each Assignment Date and Funding Contribution Date and the Weighted Average Funding Share Percentage, the Weighted Average Funding 2 Share Percentage and the Weighted Average Seller Share Percentage, as calculated on such Distribution Date or Funding Contribution Date in respect of Revenue Receipts, Principal Receipts and Losses, are recorded on the Funding Share/Funding 2 Share/Seller Share Ledger on each such Distribution Date or Funding Contribution Date.

15.   Funding Revenue Ledger

      The Cash Manager shall ensure that:

      (a)   the following amounts shall be credited to the Funding Revenue
            Ledger:

            (i)   all Funding Revenue Receipts;

            (ii) all interest received by Funding in respect of the Funding Bank Accounts, including in respect of any Funding (Issuer) GIC Account, provided that the Cash Manager shall keep a separate record in respect of each Funding Issuer of the amount of interest received by Funding in respect of the Funding (Issuer) GIC Account of such Issuer;

            (iii) all amounts received by Funding representing income on any of Funding's Authorised Investments;

      (b) any payment or provision made under paragraph 5 above shall be debited to the Funding Revenue Ledger;

      (c) the amount determined under paragraph 1(c)(i) shall be recorded on the Revenue Expense Sub-Ledger on each Distribution Date;

      (d) the amounts determined under paragraphs (1)(c)(ii) and 1(c)(iii)(A) above shall be recorded on the Group 1 Revenue Receipts Sub-Ledger on each Distribution Date; and

      (e) the amounts determined under paragraphs 1(c)(iii) and 1(c)(iii)(B) above shall be recorded on the Group 2 Revenue Receipts Sub-Ledger on each Distribution Date.

16.   Issuer Reserve Fund Ledger

      If an Issuer Reserve Fund is required to be established, the Cash Manager will record on such Issuer Reserve Fund Ledger:

      (a) an amount initially from that portion of Funding's Contribution to the Mortgages Trust which will be retained by Funding and not paid to the Mortgages Trustee and deposited into the related Funding (Issuer) GIC Account;

      (b) amounts credited to the relevant Issuer Reserve Fund Ledger in accordance with the Funding Priority of Payments above; and

      (c) amounts debited to an Issuer Reserve Fund Ledger in order to be applied in accordance with the Funding Priority of Payments.

17.   Issuer Liquidity Reserve Ledger

      If an Issuer Liquidity Reserve Fund is required to be established, the Cash Manager will record on such Issuer Liquidity Reserve Ledger:

      (a) an amount funded initially from Funding Available Principal Receipts which are allocated to the relevant Funding Issuer in accordance with the Funding Pre-Enforcement Principal Priority of Payments up to the amount of the Issuer Liquidity Reserve Required Amount and such amount will be deposited in the relevant Funding (Issuer) GIC Account;

      (b) amounts credited to the relevant Issuer Liquidity Reserve Ledger in accordance with the Funding Priority of Payments above; and

      (c) amounts debited to the Issuer Liquidity Reserve Ledger in order to be applied in accordance with Funding Priority of Payments.

18.   Funding Principal Ledger

      Without prejudice to paragraph 18 below, the Cash Manager shall ensure that:

      (a)   the following amounts shall be credited to the Funding Principal
            Ledger:

            (i)   all Funding Principal Receipts;

            (ii) amounts credited to the Funding Principal Deficiency Ledger under paragraphs 8 and 17 herein; and

            (iii) any Mortgages Trustee Available Principal Receipts remaining after determining the amounts under paragraphs 1(d)(i) through 1(d)(iii) herein;

      (b)   the following amounts shall be debited to the Funding Principal
            Ledger:

            (i) the aggregate amount of principal repaid on the Funding Intercompany Loan Agreements pursuant to paragraph 6 herein;

      (c) the amounts determined under paragraphs 1(d)(i)(A) and 1(d)(i)(B) (to the extent such amounts relate to Group 1 Issuers) and under paragraphs, 1(d)(ii)(A) and 1(d)(iii)(A) above shall be recorded on the Group 1 Principal Receipts Sub-Ledger on each Distribution Date. PROVIDED that if on any Distribution Date Mortgages Trustee Principal Receipts are allocable to both Group 1 and Group 2 pursuant to paragraph 1(d)(i)(B) above, then the Cash Manager shall record such amounts on the Group 1 and Group 2 Principal Sub-Ledgers, respectively, in priority corresponding to the Final Maturity Dates of the Money Market Notes of the related Funding Issuers, beginning with the earliest such Final Maturity Date; and

      (d) the amounts determined under paragraphs 1d(i)(A) and 1d(i)(B) (to the extent such amounts relate to Group 2 Issuers) and under paragraphs 1d(ii)(B) and 1d(iii)(B) above shall be recorded on the Group 2 Principal Receipts Sub-Ledger on each Distribution Date. PROVIDED that if on any Distribution Date Mortgages Trustee Principal Receipts are allocable to both Group 1 and Group 2 pursuant to paragraph 1(d)(i)(B) above, then the Cash Manager shall record such amounts on the Group 1 and Group 2 Principal Sub-Ledgers, respectively, in priority corresponding to the Final Maturity Dates of the Money Market Notes of the related Funding Issuers, beginning with the earliest such Final Maturity Date

19.   Funding Principal Deficiency Ledger

      The Cash Manager will establish a Principal Deficiency Ledger for Funding and ensure that:

      (a) on each occasion on which an Issuer Principal Deficiency Ledger is credited with respect to (1) Losses and (2) Issuer Liquidity Reserve Funds, the Funding Principal Deficiency Ledger is credited with respect to such Funding Issuer; and

      (b) on each occasion on which the principal deficiency of a Funding Issuer is reduced with respect to a credit described in (a) above, the Funding Principal Deficiency Ledger will record a parallel reduction in aggregate principal deficiencies.

20.   Funding Reserve Ledger

      (a) An amount initially drawn from excess Revenue Receipts distributed to Funding from the Mortgages Trust and deposited in the Funding GIC Account will be credited to the Funding Reserve Ledger.

      (b) Amounts shall be credited to the Funding Reserve Ledger in accordance with the Funding Priority of Payments above.

      (c) Amounts shall be debited to the Funding Reserve Ledger on any Closing Date in order to be applied in the establishment of initial reserves or in payment of expenses in connection with the issuance of any Notes by a Funding Issuer and on each Payment Date in order to be applied in accordance with the Funding Priority of Payments.

21.   Funding Intercompany Loan Ledger

      The Cash Manager shall ensure that all payments of interest and repayments of principal on each of the Funding Intercompany Loans are recorded in the Funding Intercompany Loan Ledger.

22.   Funding Swap Collateral Ledger

      In connection with the Funding Swap Collateral the Cash Manager shall ensure that appropriate debits and credits are made to the Funding Swap Collateral Ledger in accordance with Clause 4.15 (Funding Swap Collateral)

23.   Funding 2 Revenue Ledger

      The Cash Manager shall ensure that:

      (a)   the following amounts shall be credited to the Funding 2 Revenue
            Ledger:

            (i)   all Funding 2 Revenue Receipts;

            (ii) all interest received by Funding 2 in respect of the Funding Bank Accounts;

            (iii) all amounts received by Funding 2 representing income on any of Funding 2's Authorised Investments;

            (iv) any amount debited to the Funding 2 Principal Ledger under paragraph 24(b)(ii) herein and any amount debited to the Funding 2 Cash Accumulation Ledger under paragraph 25(b)(ii) herein; and

      (b) any payment or provision made under paragraph 7 (Priority of Payments for Funding 2 Available Revenue Receipts) above shall be debited to the Funding 2 Revenue Ledger.

24.   Funding 2 Principal Ledger

      The Cash Manager shall ensure that:

      (a)   the following amounts shall be credited to the Funding 2 Principal
            Ledger:

            (i) all Funding 2 Principal Receipts (after application of Funding 2 Principal Receipts towards the Cash Accumulation Requirement);

            (ii) amounts credited to the Funding 2 Principal Deficiency Ledger under paragraph 26(b) herein; and

      (b)   the following amounts shall be debited to the Funding 2 Principal
            Ledger:

            (i) the aggregate amount of principal repaid on the Funding 2 Intercompany Loan Agreements (excluding principal repaid from Funding 2 Principal Receipts, credited to the Funding 2 Cash Accumulation Ledger) pursuant to paragraph 8 (Priority of Payments for Funding 2 Available Principal Receipts) herein, excluding the amount of any principal repaid which is debited to the Funding 2 Cash Accumulation Ledger;

            (ii) the aggregate amount of Funding 2 Principal Receipts (other than Funding 2 Principal Receipts credited to the Funding 2 Cash Accumulation Ledger) used to meet any deficiency in Funding 2 Available Revenue Receipts.

25.   Funding 2 Cash Accumulation Ledger

      The Cash Manager shall ensure that:

      (a) the following amounts shall be credited to the Funding 2 Cash Accumulation Ledger:

            (i) all Mortgages Trustee Principal Receipts distributed to Funding 2 which constitute the Cash Accumulation Requirement;

            (ii) amounts credited to the Funding 2 Principal Deficiency Ledger under paragraph 26(b) herein; and

      (b) Funding 2 Principal Receipts received by Funding 2 on any Distribution Date are firstly, applied towards the Cash Accumulation Requirement calculated in respect of such date;

      (c) the following amounts shall be debited to the Funding 2 Cash Accumulation Ledger:

            (i) the aggregate amount of principal applied towards repayment of each Bullet Repayment Loan Amount pursuant to paragraph 8 (Priority of Payments for Funding 2 Available Principal Receipts) herein;

            (ii) the aggregate amount of Funding 2 Principal Receipts credited to the Funding 2 Cash Accumulation Ledger used to meet any deficiency in Funding 2 Available Revenue Receipts.

26.   Funding 2 Principal Deficiency Ledger

      Without prejudice to paragraph 7 (Priority of Payments for Funding 2 Available Revenue Receipts), the Cash Manager will ensure that:

      (a) the following amounts are debited to the Funding 2 Principal Deficiency Ledger:

            (i) deficiencies arising from Losses which have been allocated to Funding 2;

            (ii) any amount required to be debited to the Funding 2 Principal Ledger (under paragraph 24(b)(ii) above) and/or any amount required to be debited to the Funding 2 Cash Accumulation Ledger (under paragraph 25(b)(ii) above);

            (iii) any amount required to be applied under paragraph 8
                  (Priority of Payments for Funding 2 Available Principal Receipts) to fund the Funding 2 Liquidity Reserve Fund (if any);

      (b) there shall be credited to the Funding 2 Principal Deficiency Ledger any amount to be credited in accordance with paragraph 7 (Priority of Payments for Funding 2 Available Revenue Receipts);

      (c) amounts to be debited to the Funding 2 Principal Deficiency Ledger are debited in the following order:

            (i) first, on the BB Principal Deficiency Sub-ledger until the balance of that sub-ledger is equal to the aggregate outstanding balance of all BB Loan Tranches;

            (ii) second, on the BBB Principal Deficiency Sub-ledger, until the balance of that sub-ledger is equal to the aggregate outstanding balance of all BBB Loan Tranches;

            (iii) third, on the A Principal Deficiency Sub-ledger, until the balance of that sub-ledger is equal to the aggregate outstanding balance of all A Loan Tranches;

            (iv) fourth, on the AA Principal Deficiency Sub-ledger, until the balance of that sub-ledger is equal to the aggregate outstanding balance of all AA Loan Tranches; and

            (v) last, on the AAA Principal Deficiency Sub-ledger, at which point there will be an asset trigger event.

      (d) amounts to be credited to the Funding 2 Principal Deficiency Ledger are credited in the following order:

            (i) first, on the AAA Principal Deficiency Sub-ledger, until the debit balance thereon has been reduced to zero;

            (ii) second, on the AA Principal Deficiency Sub-ledger, until the debit balance thereon has been reduced to zero;

            (iii) third, on the A Principal Deficiency Sub-ledger, until the debit balance thereon has been reduced to zero;

            (iv) fourth, on the BBB Principal Deficiency Sub-ledger, until the debit balance thereon has been reduced to zero; and

            (v) last, on the BB Principal Deficiency Sub-ledger, until the debit balance thereon has been reduced to zero.

27.   Funding 2 Reserve Ledger

      (a) Amounts shall be credited to the Funding 2 Reserve Ledger on any Monthly Payment Date in accordance with the Funding 2 Priority of Payments.

      (b) Amounts shall be debited to the Funding 2 Reserve Ledger in order to be applied to fund any applicable reserves and the payment of expenses in connection with the issuance of notes and the making of Loan Tranches to Funding 2 and on each Monthly Payment Date falling in a Monthly Payment Period in order to be applied in accordance with the Funding 2 Priority of Payments.

28.   Funding 2 Liquidity Reserve Ledger

      If a Funding 2 Liquidity Reserve Fund is required to be established, the Cash Manager will record on such Funding 2 Liquidity Reserve Ledger:

      (a) an amount funded initially from Funding 2 Available Principal Receipts which are allocated in accordance with the Funding 2 Pre-Enforcement Principal Priority of Payments up to the amount of the Funding 2 Liquidity Reserve Required Amount and such amount will be deposited in the Funding 2 GIC Account;

      (b) amounts credited to the relevant Funding 2 Liquidity Reserve Ledger in accordance with the Funding 2 Priority of Payments above; and

      (c) amounts debited to the Funding 2 Liquidity Reserve Ledger in order to be applied in accordance with Funding 2 Priority of Payments.

29.   Funding 2 Liquidity Facility Ledger

      If a Funding 2 Liquidity Facility is required to be established, the Cash Manager shall ensure that:

      (a) all Funding 2 Liquidity Facility Drawings shall be credited to the Funding 2 Liquidity Facility Ledger; and

      (b) all Funding 2 Liquidity Facility Repayments shall be debited to the Funding 2 Liquidity Facility Ledger.

30.   Funding 2 Swap Collateral Ledger

      In connection with Swap Collateral the Cash Manager shall ensure that the appropriate debits and credits are made to the Funding 2 Swap Collateral Ledger in accordance with Clause 4.13 (Funding 2 Swap Collateral).

31.   Funding 2 Intercompany Loan Ledger

      The Cash Manager shall ensure that:

      (a) the followings amounts shall be credited to the sub-ledger for each Loan Tranche to the Funding 2 Intercompany Loan Ledger:

            (i) the amount of Funding 2 Available Revenue Receipts allocated to make payments of interest and other amounts (other than principal) due under the relevant Loan Tranche on each Monthly Payment Date;

            (ii) the amount of Funding 2 Available Princpal Receipts allocated to make repayments of principal due under the relevant Loan Tranche on each Monthly Payment Date;

            in each case, each amount being credited to a separate sub-sub-ledger in respect of the applicable Loan Tranche;

      (b) all payments of interest and repayments of principal on each Loan Tranche are debited to the Funding 2 Intercompany Loan Ledger (in each case, such amounts being recorded to the sub-sub-ledger of the applicable Loan Tranche).

32.   Overpayments Ledger

      The Cash Manager shall ensure that:

      (a)   with respect to the Non-Flexible Mortgage Loans:

            (i) there shall be credited to the Non-Flexible Overpayments Sub Ledger all Overpayments (not being Capital Payments) made on Non-Flexible Mortgage Loans; and

            (ii) there shall be debited from the Non-Flexible Overpayments Sub Ledger:

                  (A) all underpayments made by any Borrower on Non-Flexible Mortgage Loans which do not exceed the amount of the Overpayment previously made by such Borrower in the same calendar year; and

                  (B) on the first Trust Determination Date of each calendar year, all outstanding credits made to the Non-Flexible Overpayments Sub Ledger during the previous calendar year; and

      (b) all Overpayments on the Flexible Mortgage Loans are recorded in the Flexible Overpayments Sub Ledger.

33.   Non-Flexible Underpayments Ledger

      The Cash Manager shall ensure that all amounts debited from the Overpayments Ledger under paragraph 20(a)(ii) above shall be recorded on the Non-Flexible Underpayments Ledger.

34.   Re-Draws Ledger

      The Cash Manager shall ensure that, with respect to the Flexible Mortgage Loans:

      (a) all Non-Cash Re-Draws are recorded in the Non-Cash Re-Draws Sub Ledger; and

      (b)   all Cash Re-Draws are recorded in the Cash Re-Draws Sub Ledger.

35.   Further Draws Ledger

      The Cash Manager shall ensure that, with respect to Personal Secured Loans, all Further Draws are recorded in the Further Draws Ledger.

36.   Records

      The Cash Manager shall ensure that a separate record is kept of any amount drawn under any Issuer Reserve Fund or Issuer Liquidity Reserve Fund.

                                          SCHEDULE 3A
                          Form of Mortgages Trustee Quarterly Report

Granite Finance Trustees Limited
Memorandum of Account

Period Ended                                               This Quarter       Prior Quarter
                                                           (GBP) 000's        (GBP) 000's

Fees Receivable
Fees Payable
Operating Expenses
Taxation
Dividend                                                   0                  0
Retained profit brought forward                            0                  0
                                                           ------------------ ----------------
Retained profit for the year                               0                  0
                                                           ================== ================

Granite Finance Trustees Limited
Balance Sheet

Period Ended
                                         (GBP)                    (GBP)
Fixed Asset Investments

Current Assets
New Mortgage Loans                       0
Interest Receivable                      0
Other debtors                            0
Cash at Bank                             0
                                         -----------------
                                         0
                                         -----------------
Creditors: Amounts falling due
within one year
Accruals                                 0
Interest Payable Accrual                 0
Taxation                                 0
                                         =================
                                         0
                                         =================
Net current assets                                         0

                                                           ==================
Total Assets less current liabilities                      0
                                                           ==================

Share Capital                                              0
Reserves                                                   0

                                                           ==================
                                                           0
                                                           ==================

                                         Diff              0


                                      70

                                         SCHEDULE 3B
                               Form of Funding Quarterly Report


Granite Finance Funding Limited
Profit & Loss Account

Period Ended                                      This Quarter                  Prior Quarter

                                                  (GBP) 000's                   (GBP) 000's


Interest Receivable - Mortgages
Interest Receivable - Cash/
Authorised Investments
                                                  0                             0
Interest Payable -
Intercompany Loan
Interest Payable
                                                  0                             0

Net Operating Income                              0                             0

Other Income

Operating Expenses
Deferred Consideration

Profit/loss on ordinary                           0                             0
activities before tax

Taxation

Profit/loss on ordinary                           0                             0
activities after tax

Dividend                                          0                             0

Retained profit brought forward                   0                             0

Retained profit for the year                      0                             0



                                             71

Granite Finance Funding Limited
Balance Sheet

Period Ended
                                                     (GBP) 000's         (GBP) 000's
Fixed Asset Investments

Beneficial Interest in Mortgage Portfolio                                0

Current Assets
Interest Receivable                                   0
Deferred Expenditure (costs of Securing)              0
Other debtors                                         0
Cash at Bank                                          0

Creditors: Amounts falling due within
one year
Accruals                                              0
Deferred Consideration Creditor                       0
Interest Payable Accrual                              0
Taxation                                              0
                                                      ------------------
                                                      0
                                                      ------------------

Net current assets                                                       0

Creditors: Amounts falling due after
one year
Intercompany Loan                                                        0
Start-up Loan(s) (specify)                                               0

                                                                         -------------------
Total Assets less current liabilities                                    0
                                                                         ===================

Share Capital                                                            0
Reserves                                                                 0

                                                                         -------------------
                                                                         0
                                                                         ===================

                                                      Diff               0


                                             72

Granite Finance Funding Limited
Notes to Balance Sheet

Period Ended

Balance on Cash Accumulation Ledger                   0

Available Credit Enhancement

Reserve Fund at closing
Last Quarter Closing Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Reserve Balance
Target Reserve Fund

Issuer Principal Deficiency Ledger                    AAA         AA        BBB

Opening PDL Balance                                   0           0         0
Losses this Quarter                                   0           0         0
PDL top up from Revenue Income                        0           0         0
Closing PDL Balance                                   0           0         0

Subordinated Loan Outstanding

Initial Balance
Last Quarter Closing Outstanding
Accrued Interest
Repayments Made
Closing Balance

                                  SCHEDULE 3C

                      Form of Funding 2 Quarterly Report

Granite Finance Funding 2 Limited
Profit & Loss Account

Period Ended                                This Quarter         Prior Quarter

                                            (GBP) 000's          (GBP) 000's


Interest Receivable - Mortgages
Interest Receivable - Cash/
Authorised Investments
                                            0                    0
Interest Payable -
Intercompany Loan
Interest Payable
                                            0                    0

Net Operating Income                        0                    0

Other Income

Operating Expenses
Deferred Consideration

Profit/loss on ordinary                     0                    0
activities before tax

Taxation

Profit/loss on ordinary                     0                    0
activities after tax

Dividend                                    0                    0

Retained profit brought forward             0                    0

Retained profit for the year                0                    0

Granite Finance Funding 2 Limited
Balance Sheet

Period Ended
                                                                  (GBP) 000's         (GBP) 000's
Fixed Asset Investments

Beneficial Interest in Mortgage Portfolio                                             0

Current Assets
Interest Receivable                                                0
Deferred Expenditure (costs of Securing)                           0
Other debtors                                                      0
Cash at Bank                                                       0

Creditors: Amounts falling due within one year
Accruals                                                           0
Deferred Consideration Creditor                                    0
Interest Payable Accrual                                           0
Taxation                                                           0
                                                                   ------------------
                                                                   0
                                                                   ------------------

Net current assets                                                                    0

Creditors: Amounts falling due after one year
Intercompany Loan                                                                     0
Start-up Loan(s) (specify)                                                            0

                                                                                      ----------------
Total Assets less current liabilities                                                 0
                                                                                      ================

Share Capital                                                                         0
Reserves                                                                              0

                                                                                      ----------------
                                                                                      0
                                                                                      ================

                                                                   Diff               0

                                      75

Granite Finance Funding 2 Limited
Notes to Balance Sheet

Period Ended

Balance on Cash Accumulation Ledger           0

Available Credit Enhancement

Reserve Fund at closing
Last Quarter Closing Reserve Fund
Drawings to make a bullet repayment
Other drawings
Closing Reserve Balance
Target Reserve Fund

Funding 2 Principal Deficiency Ledger         AAA          AA     A    BBB   BB
                                                                             0
Opening PDL Balance                           0            0      0    0     0
Losses this Quarter                           0            0      0    0     0
PDL top up from Revenue Income                0            0      0    0     0
Closing PDL Balance                           0            0      0    0     0

Subordinated Loan Outstanding

Initial Balance
Last Quarter Closing Outstanding
Accrued Interest
Repayments Made
Closing Balance

                                  SCHEDULE 4
                  Cash Manager Representations and Warranties

The Cash Manager makes the following representations and warranties to each of the Mortgages Trustee, Funding, Funding 2, the Security Trustee and the Funding 2 Security Trustee:

1. Status: It is a public limited company duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, capable of being sued in its own right and not subject to any immunity from any proceedings, and it has the power to own its property and assets and to carry on its business as it is being conducted.

2. Powers and authority: It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party, and each such Transaction Document has been duly executed and delivered by it.

3. Legal validity: Each Transaction Document to which it is or will be a party constitutes or when executed in accordance with its terms will constitute, a legal, valid and binding obligation.

4. Non-conflict: The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents will not:

      (a) conflict with any document which is binding upon it or any of its assets;

      (b)   conflict with its constitutional documents; or

      (c) conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

5. No litigation: It is not a party to any material litigation, arbitration or administrative proceedings and, to its knowledge, no material litigation, arbitration or administrative proceedings are pending or threatened against it.

6. Consents and Licenses: All governmental consents, licences and other approvals and authorisations required by it (in its capacity as Cash Manager) in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

7. Solvency: No Insolvency Event has occurred in respect of the Cash Manager, and the Cash Manager is not insolvent.

8.    Financial Statements: The most recent financial statements of the Cash
      Manager:

      (a) were prepared in accordance with accounting principles generally accepted in England and Wales consistently applied;

      (b) disclose all liabilities (contingent or otherwise) and all unrealised and or anticipated losses of the Cash Manager; and

      (c) save as disclosed therein, give a true and fair view of the financial condition and operations of the Cash Manager during the relevant financial year.

9. No Adverse Change: Since the date as of which the most recent financial statements of the Cash Manager were stated to be prepared, there has been:

      (a)   no significant change in the financial position of the Cash
            Manager; and

      (b) no material adverse change in the financial position or prospects of the Cash Manager.

10.   Ranking of Claims:

      Under the laws of England and Wales in force as at the date of making this representation, claims against the Cash Manager under the Transaction Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, save those whose claims are preferred solely by any bankruptcy, liquidation or other similar laws of general application.

11.   Information in Prospectus and Reg S Prospectus:

      All information in the Prospectus and the Reg S Prospectus with regard to the Cash Manager are true and accurate in all material respects and not misleading in any material respect.

The Cash Manager has made all proper inquiries to ascertain and to verify the foregoing.

                                EXECUTION PAGE

as Cash Manager, Seller and a Beneficiary
EXECUTED for and on behalf of                         )
NORTHERN ROCK PLC                                     )
by                                                    )

-------------------------


Name:



as Mortgages Trustee
EXECUTED for and on behalf of                         )
GRANITE FINANCE TRUSTEES LIMITED                      )
by                                                    )

-------------------------


Name:








as a Beneficiary

EXECUTED for and on behalf of                         )
GRANITE FINANCE FUNDING LIMITED                       )
by                                                    )

-------------------------


Name:








as a Beneficiary
EXECUTED for and on behalf of                         )
GRANITE FINANCE FUNDING 2 LIMITED                     )
by                                                    )

-------------------------


Name:

as Security Trustee and Funding 2 Security Trustee
EXECUTED for and on behalf of                         )
THE BANK OF NEW YORK                                  )
by                                                    )

-------------------------


Name: